PLAN AND AGREEMENT OF MERGER

          THIS PLAN AND AGREEMENT OF MERGER made as of August 1, 1998 (the "Agreement") by and among PATRA CAPITAL LTD., a Delaware corporation having its registered office at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware ("Patra"), PATRA HOLDINGS LLC, a Delaware limited liability company having its registered office at Corporate Service Company, 1013 Centre Street, City of Wilmington, County of New Castle, Delaware ("Patra Holdings"), CONVERSION SERVICES INTERNATIONAL, INC., a Delaware corporation having its principal place of business at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936 ("CSI"), SCOTT NEWMAN, an individual residing at 51 Westmount Drive, Livingston, New Jersey 07039 ("Newman") and GLENN PEIPERT, an individual residing at 10 Faas Court, West Orange, New Jersey 07052 ("Peipert"; Newman and Peipert are hereinafter jointly referred to as "Sellers"),

                                   WITNESSETH:

          WHEREAS, Patra Holdings, CSI, Newman and Peipert have entered into an Agreement dated as of April 8, 1998, as amended by an Agreement dated July 21, 1998 (hereinafter jointly referred to as the "Preliminary Agreement"), pursuant to which the parties thereto set forth, among other things, the main points which the parties have agreed regarding the proposed amalgamation of the business of CSI into Patra Holdings, which points are included in this Agreement; and


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

          WHEREAS, Patra is a majority-owned subsidiary of Patra Holdings, and will be at the Closing (as hereinafter defined) a wholly-owned subsidiary of Elligent Consulting Group, Inc., a Nevada corporation ("Elligent"); and

          WHEREAS, Patra Holdings has assigned its rights and duties under the Preliminary Agreement to Patra; and

          WHEREAS, Patra and Sellers have agreed that it is advisable and in their best interests to provide that CSI be merged into Patra pursuant to the General Corporation Law of the State of Delaware and pursuant to the provisions of this Agreement (the "CSI-Patra Merger") and the Certificate of Merger (as hereinafter defined); and

          WHEREAS, Patra Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Elligent, intends to merge into Patra, with Patra being the surviving corporation and a wholly-owned subsidiary of Elligent immediately after such merger (the "Patra-Elligent Merger"); and

          WHEREAS, Elligent has a class of its common stock registered under the Securities Act of 1933 (the "Securities Act"), and will issue new unregistered shares of its common stock, par value $.001 per share (such shares, whether registered or not, hereinafter referred to as "Elligent Common Stock"), to Patra Holdings in connection with the Patra-Elligent Merger; and

          WHEREAS, Sellers own all of the Outstanding CSI Common Stock (as hereinafter defined); and


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

          WHEREAS, the parties intend for the CSI-Patra Merger to constitute in part a tax-free exchange under Section 368 of the Internal Revenue Code of 1986, as amended, and in compliance with applicable state law;

          NOW, THEREFORE, to effect the CSI-Patra Merger and in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Merger of CSI into Patra and Exchange of CSI Stock

          1.01. Constituent and Surviving Corporations. Patra and CSI will be the constituent corporations to the CSI-Patra Merger. At the Effective Time (which shall mean the time at which the Certificate of Merger substantially in the form attached hereto as Exhibit 1.01, duly executed in accordance with
Section 251(c) of the General Corporation Law of the State of Delaware, shall be filed in the office of the Secretary of State of the State of Delaware) CSI shall be merged into Patra in accordance with the General Corporation Law of the State of Delaware, and Patra shall be the surviving corporation of the CSI-Patra Merger (hereinafter sometimes called the "Surviving Corporation"). The name, identity, existence, rights, privileges, powers, franchises, properties and assets of Patra shall continue unaffected and unimpaired by the CSI-Patra Merger. At the Effective Time the identity and separate existence of CSI shall cease, and all of the rights, privileges, powers, franchises, properties and assets of CSI shall be vested in Patra.

          1.02. Certificate of Incorporation. The Certificate of Incorporation of Patra, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until further amended as provided therein or by law. The By-Laws of Patra in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until amended or repealed as provided therein or by law.

          1.03. Directors. At the Effective Time, the following persons shall become directors of the Surviving Corporation, each of whom shall hold office until his successor has been elected and qualified, or as otherwise provided in the By-Laws of the Surviving Corporation:

                    Andreas Typaldos
                    Scott Newman
                    Edwin Brondo

          1.04. Conversion of Common Stock of Constituent Corporations. At the Effective Time, each of the shares of the Outstanding CSI Common Stock shall, by virtue of the CSI-Patra Merger and without any action on the part of the holder thereof, be converted into the right to receive:


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

          (a) ONE THOUSAND FIVE HUNDRED DOLLARS ($1,500.00) per share in cash (the "Cash"); for the avoidance of doubt, the aggregate amount of such cash payment to be made pursuant to this clause (a) shall be ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000);

          (b) EIGHT THOUSAND FIVE HUNDRED DOLLARS ($8,500.00) in installment debt of Elligent and Patra, payable, with interest, in accordance with the terms and conditions of two (2) Secured Installment Promissory Notes (the "Installment Promissory Notes") attached hereto as Exhibit 1.04(b)-1 and
     Exhibit 1.04(b)-2 (which provide, in part, that at the election of Elligent one installment of such principal in the amount of $1,500.00 per share of Outstanding CSI Common Stock may be paid by the delivery of newly issued Restricted Shares [as hereinafter defined] of Elligent Common Stock [the "Conversion Stock"] as determined in accordance with Section 1.05 hereof); for the avoidance of doubt, the aggregate principal amount of the Installment Promissory Notes to be made pursuant to this clause (b) shall be EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($8,500,000);

          (c) ONE HUNDRED (100) shares of newly issued Restricted Shares of Elligent Common Stock (the "Additional Stock"); for the avoidance of doubt, the aggregate amount of such shares to be issued pursuant to this clause
     (c) is ONE HUNDRED THOUSAND (100,000) shares; and

          (d) ONE THOUSAND (1,000) shares of newly issued Restricted Shares of Elligent Common Stock (the aggregate amount of such shares to be issued pursuant to this clause (d) is herein referred to as the "Merger Stock"); for the avoidance of doubt, the aggregate amount of such shares to be issued pursuant to this clause (d) is ONE MILLION (1,000,000) shares.

All of the foregoing consideration (i.e., the Cash, the Installment Promissory Notes, the Conversion Stock, if any, and the Merger Stock) is hereinafter sometimes referred to as the "Merger Consideration".

          1.05. Elligent Common Stock.

          (a) In the event that Elligent exercises its option under Sub-Section 1.04(b) to make payment in Conversion Stock the following shall apply:

               (i) The value of the Conversion Stock for purposes of determining the amount of shares thereof to be delivered to Sellers pursuant to Sub-Section 1.04(b) shall be deemed to be the average closing price per share, less twenty-five percent (25%), of the publicly traded Elligent Common Stock for the twenty (20) Business Days (as hereinafter defined) immediately preceding the date on which payment is due pursuant to Sub-Section 1.04(b).

               (ii) Sellers shall have the right, upon twenty (20) Business Days prior written notice to Elligent (such notice to be given not earlier than December 15,


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

                    1998 and not later than September 1, 1999), to require that Elligent provide a purchaser for all (but not less than all) of the shares of Conversion Stock delivered to Sellers pursuant to Sub-Section 1.04(b) for an aggregate price of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) ("Sellers' Notice"). Such purchase shall be effected within the first fifteen (15) Business Days after the expiration of the 20-day notice period set forth in Sellers' Notice.

               (iii) Elligent shall have the right, upon twenty (20) Business
                    Days prior written notice to Sellers (such notice to be given not earlier than February 1, 1999 and not later than September 1, 1999), to require that Sellers sell to Elligent all (but not less than all) of the shares of Conversion Stock delivered to Sellers pursuant to Sub-Section 1.04(b) for an aggregate price of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) ("Elligent's Notice"). Such sale shall be effected within the first fifteen (15) Business Days after the expiration of the 20-day notice period set forth in Elligent's Notice.

          (b) "Restricted Shares" for purposes of this Agreement shall mean shares of Elligent Common Stock, the transfer of which shall be subject to (i) the same restrictions and holding periods as the shares of Elligent Common Stock received by Patra Holdings in connection with the Patra-Elligent Merger, and
(ii) the representations of Sellers set forth in Sub-Section 3.01(bb).

          (c) "Business Day" for purposes of this Agreement shall mean any day except Saturday, Sunday or a statutory holiday in the State of New York or the State of New Jersey.

          1.06. The Adjustment Shares. If during the ninety (90) days immediately following the consummation of the CSI-Patra Merger, the average daily closing price (as reported by Bloomberg) of the publicly-traded shares of Elligent Common Stock for the ten (10) Business Days with the ten (10) highest closing prices during such period (the "Highest Average Price") is less than ten dollars ($10) per share, then Sellers shall receive within five (5) Business Days of the end of such 90-day period an amount of additional shares of Elligent Common Stock (the "Adjustment Shares") such that Sellers shall have received an amount of Merger Stock and Adjustment Shares having an aggregate value equal to TEN MILLION DOLLARS ($10,000,000) calculated at such Highest Average Price; notwithstanding the foregoing, the aggregate amount of Merger Stock, Additional Stock and Adjustment Shares to be received by Sellers shall not exceed ten percent (10%) of the aggregate amount of the shares of Elligent Common Stock issued and outstanding at the Closing Date. Nothing in this Sub-Section 1.06 shall require Sellers to reduce their aggregate 1,100,000 shares of Elligent Common Stock and shares of Conversion Stock, if any, which they are receiving as part of the Merger Consideration.


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

Section 2. Closing and Further Assurances

          2.01. Closing Date; Time; Location. The "Closing Date" as such term is used herein shall mean the date on which the consummation of the CSI-Patra Merger shall occur (such consummation herein referred to as the "Closing"), which date shall be September 10, 1998 or at such other date as the parties hereto shall agree upon. The parties shall cause the Effective Time to occur contemporaneously with the Closing. The Closing shall take place at 10:00 a.m. (New York Time) on the Closing Date, at the offices of Stairs Dillenbeck Finley & Merle, 330 Madison Avenue, Suite 2900, New York, New York.

          2.02. Further Assurances. If at any time and from time to time after the Closing Date, the Surviving Corporation or Patra Holdings shall consider or be advised that any other instruments of sale, transfer, conveyance, assignment or confirmation are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of CSI or (ii) otherwise to carry out the purposes of this Agreement, CSI and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such instruments and to do all acts necessary or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation and Patra Holdings are hereby authorized in the name of CSI or otherwise to take any and all such action. At any time and from time to time after the Closing Date, at the request of Sellers and without further consideration, the Surviving Corporation and Patra Holdings will execute and deliver, and Patra Holdings shall cause Elligent to execute and deliver, such other instruments evidencing the Sellers' security interests under the Pledge Agreement (as hereinafter defined), and such other instruments of sale, transfer, conveyance, assignment and confirmation and take, or cause to be taken, such other action as Sellers may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to the Sellers, and to confirm Seller's title to, the Merger Consideration.

Section 3. Representations and Warranties of Sellers and CSI

         3.01. Representations and Warranties of Sellers. Sellers, and each of them, and CSI jointly and severally represent and warrant to and agree with Patra and Patra Holdings that:

          (a) Corporate Existence. On the Closing Date, CSI will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, will have all requisite corporate power and authority to conduct its business and will be entitled to carry on its business as now being conducted and to own, lease and operate the properties used in connection therewith as and in the places where the business is now conducted and the properties are owned, leased or operated. Prior to the Closing, the Certificate of Restoration and Revival of the Certificate of Incorporation attached hereto as Exhibit 3.01(a)-1 shall have been filed with the Secretary of State of the State of Delaware. CSI is qualified, licensed or domesticated as a foreign corporation in the States of New York and New Jersey, and there is no other jurisdiction in which either the business of CSI as presently operated or property owned or leased by CSI makes any such qualification or authorization necessary, except states or jurisdictions where a failure to qualify can subsequently be


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

     remedied without penalty, loss of right to enforce a claim or other loss or liability to CSI or Patra. Prior to the Closing, the Application for Authority of CSI attached hereto as Exhibit 3.01(a)-2 shall have been filed with the Secretary of State of the State of New York. The copies of the Certificate of Incorporation and By-Laws of CSI attached hereto as Exhibit 3.01(a)-3 and Exhibit 3.01(a)-4 are true, correct and complete copies thereof as now in full force and effect.

          (b) Subsidiaries. Except for Doorways, Inc., a New York corporation ("Doorways"), CSI does not own or control, directly or indirectly, any record or beneficial interest in any corporation, association or other business enterprise. CSI is not a participant in any joint venture, partnership or similar arrangement. The copies of the Certificate of Incorporation and By-Laws of Doorways attached hereto as Exhibit 3.01(b)-1 and Exhibit 3.01(b)-2 are true, correct and complete copies thereof as now in full force and effect.

          (c) Capitalization and Voting Rights.

               (i) The total authorized capital stock of CSI consists of 3,000 shares of Common Stock, without par value ("CSI Common Stock"), of which 1,000 shares are, and on the Closing Date will be, duly and validly authorized and issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under federal and state securities laws ("Outstanding CSI Common Stock"). CSI has not authorized any capital stock or other securities other than the CSI Common Stock. CSI has not issued any capital stock or other securities other than the Outstanding CSI Common Stock. There are no outstanding subscriptions, options, warrants, calls, agreements or other rights (including conversion or pre-emptive rights) to subscribe for, purchase or otherwise acquire from either of Sellers or CSI any shares of the Outstanding CSI Common Stock or other securities of CSI.

               (ii) CSI is not a party or subject to any agreement or
                    understanding, and, to the best of the knowledge of either of Sellers, there is no agreement or understanding between any persons and/or entities which affects or relates to voting by a shareholder or director of CSI in such capacity.

          (d) Ownership of Outstanding CSI Common Stock. Sellers own all of the Outstanding CSI Common Stock, free and clear of any and all liens, pledges, hypothecations, rights (including conversion or pre-emptive rights), options, warrants, puts, calls, transfer restrictions and other charges and encumbrances other than as set forth or provided for in this Agreement.

          (e) No Conflict. Except as set forth on Schedule 3.01(e), neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the fulfillment of or compliance with the terms, conditions or provisions thereof (i) will conflict with or result in a breach of any relevant statute, law, ordinance, rule or regulation applicable to either of Sellers or CSI, or the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of CSI or any mortgage, indenture, lease, agreement, or other instrument, or any permit, concession, grant, franchise, license, judgment, order, or decree to which either of Sellers or CSI is


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

     a party or by which any of them is or may be bound, or (ii) will constitute, with the giving of notice or the passage of time or both, a default by either of Sellers or CSI under any of the foregoing, or (iii) will accelerate the maturity of or otherwise modify any obligation of either of Sellers or CSI under any of the foregoing.

          (f) Authorization. All corporate action on the part of CSI, its officers, directors and stockholders, and all action on the part of Sellers, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of CSI and Sellers under this Agreement, and consummation of the CSI-Patra Merger as contemplated in this Agreement have been taken or will be taken prior to the Closing Date, and this Agreement constitutes a valid and legally binding obligation of CSI and each of Sellers, enforceable in accordance with its terms.

          (g) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any other person is required in connection with the execution and delivery of this Agreement by either of Sellers or by CSI, or the consummation of the transactions contemplated by this Agreement other than as contemplated by this Agreement.

          (h) Permits. CSI has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of CSI. CSI is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          (i) Compliance with Laws. Except as set forth on Schedule 3.01(i), CSI has complied in all material respects with all applicable federal, state and local laws, regulations and ordinances affecting its business, including, but not limited to, such laws, regulations and ordinances regarding air or water pollution, other environmental protection, occupational safety and health or equal employment opportunity.

          (j) Financial Statements. Attached hereto as Exhibit 3.01(j)-1 are true, correct and complete copies of the Balance Sheets of CSI as at December 31, 1995, 1996 and 1997, together with the Statements of Earnings and Retained Earnings and the Statements of Cash Flows and Notes thereto for each such 12 month period then ended (hereinafter collectively the "Financial Statements"), all compiled by Mintz Rosenfeld & Company LLC, certified public accountants. Attached hereto as Exhibit 3.01(j)-2 are true, correct and complete copies of the Balance Sheets of CSI and Doorways as at June 30, 1998, together with the statements of Profit and Loss for the six month period then ended (hereinafter collectively the "Interim Financials"). The Financial Statements and the Interim Financials (i) are in accordance with the books and records of CSI and Doorways (which books and records are true, correct and complete in all material respects and accurately reflect the transactions of the business of CSI and Doorways),
     (ii) are true, correct and complete in all material respects and present fairly the financial condition and results of operations of CSI and Doorways as at the dates and for the periods indicated, and (iii) except for the Interim Financials, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and with each other, except that (y)


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

     unaudited financial statements may not contain all footnotes required by generally accepted accounting principles and (z) the Interim Financials are subject to normal year-end adjustments. CSI and Doorways each maintains, and will continue to maintain through the Closing Date, a standard system of accounting established and administered in accordance with generally accepted accounting principles. The Financial Statements and Interim Financials shall be subject to Exhibit 3.01(j)-3 and Schedule 3.01(j)-4 attached hereto.

          (k) Absence of Liabilities. CSI and Doorways each does not have any material liabilities, obligations or commitments of any nature, whether accrued, absolute, contingent or otherwise, except as (i) reflected or provided for in the Financial Statements and the Interim Financials, including the Notes thereto, (ii) incurred since the date thereof in the ordinary course of business or (iii) set forth on Schedule 3.01(k). Neither CSI nor Doorways is a guarantor or indemnitor of any indebtedness of any person, firm or corporation.

          (l) Returns and Complaints. Except as set forth on Schedule 3.01(l), CSI has received no customer complaints concerning its products or services, nor has it had its products returned, or had to reperform or otherwise correct its services, that taken together would constitute a material adverse effect on CSI's business or prospects.

          (m) Lawsuits. Except as set forth on Schedule 3.01(m), there is (i) no action, suit, arbitration, governmental investigation, or other legal or administrative proceeding pending or, to the knowledge of Sellers, or either of them, threatened against CSI or against CSI's business or against Sellers, or either of them, in any court or before any governmental agency or arbitration tribunal and (ii) no action, suit or arbitration, governmental investigation, or other legal or administrative proceeding pending or, to the knowledge of Sellers, or either of them, threatened against persons other than CSI which, in the case of either (i) or (ii), if successful, might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs, or prospects of CSI, financial or otherwise, or any change in the current equity ownership of CSI, or which might create or impose a material lien or encumbrance on any of CSI's assets or properties, or which might give rise to a material liability of CSI or either of Sellers or might create or impose a material lien or encumbrance on any of the assets or properties of either of Sellers. Except as set forth on Schedule 3.01(m), neither CSI nor either of Sellers is aware of any basis for any of the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened, or any basis therefor known to CSI or either of Sellers, involving the validity of this Agreement, or the right of CSI or either of Sellers to enter into this Agreement, or to consummate the transactions contemplated by this Agreement, or that relate to the prior employment of any of CSI's employees, their use in connection with CSI's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with their former employers. Neither of Sellers nor CSI is in default with respect to any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal. There is no action, suit, proceeding or investigation by or on behalf of CSI currently pending or that CSI intends to initiate before any governmental agency or arbitration tribunal. Sellers, or either of them, have no knowledge of any pending legislation, governmental regulation or technological development which would materially and adversely affect the assets, properties or business of CSI. There are no material actions, suits, proceedings or investigations pending or, to the knowledge of


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

     Sellers, or either of them, threatened against, nor are there any material unpaid citations, fines or penalties heretofore asserted against, CSI or either of Sellers under any federal, state or local law, ordinance or regulation relating to air or water pollution or other environmental protection matters, or relating to equal employment opportunity or occupational health or safety.

          (n) Taxes.

               (i) CSI and Doorways have each duly and timely filed with the appropriate government agencies all federal, state and local tax returns and reports, the filing of which was required by the conduct of their respective businesses (the "Tax Returns"), and all such returns and reports properly reflected the taxes due for the periods covered thereby. True, correct and complete copies of the Tax Returns for the three most recent fiscal periods are attached hereto as
                    Exhibit 3.01(n)(i)-1 and Exhibit 3.01(n)(i)-2. All income, profits, franchise, sales, employment, property or other taxes and all assessments, interest, penalties or deficiencies, fees and other governmental charges or impositions accrued during the periods covered by the Tax Returns, or due to or claimed to be due by any taxing authority with respect to the periods covered by the Tax Returns, upon CSI and Doorways or upon or measured by their respective purchases, sales, payments to employees and others or other business activity, or by their respective properties, assets, capital stock, surplus or income (hereinafter the "Taxes" or a "Tax"), have been properly accrued or paid, and neither CSI nor Doorways has received any notice of deficiency or assessment or proposed deficiency or assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Return. No federal or state income tax returns of either CSI or Doorways have been audited or otherwise examined and reported on by the relevant taxing authorities. Neither CSI nor Doorways has consented to the extension of or waived, and has not been asked to consent to the extension of or to waive, any law or regulation fixing any period of time for assessment of any Tax.

               (ii) The Balance Sheets contained in the Financial Statements accurately reflect (A) the amount of Taxes unpaid as of such date with respect to the operations of CSI and Doorways, as the case may be, for the respective fiscal years then ended,
                    (B) all taxes payable and/or all tax credits arising from the taxable income of CSI or Doorways and (C) the amount of Taxes and interest and penalties relevant thereto in respect of periods subsequent to the respective dates of such Balance Sheets for the periods then ended. The Tax Returns for the fiscal years of CSI and Doorways ended December 31, 1995, 1996, and 1997 properly reflect the taxable income of CSI and Doorways for the periods covered.

               (iii) Proper and accurate amounts have been or will be withheld by CSI and Doorways from employees for all periods ending on or prior to the Closing


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

                    Date in full and complete compliance with the tax withholding provisions of all applicable federal, state and local laws dealing with such matters.

               (iv) Proper and accurate federal, state and local tax returns have been or will be filed by CSI and Doorways as for all periods ending on or prior to the Closing Date for which returns were due with respect to employee income tax withholding and social security and unemployment taxes, and the amounts shown or to be shown on such returns to be due and payable have been, or will be on or prior to the Closing Date, paid in full.

               (v) Proper and accurate state and local tax returns have been or will be filed by CSI and Doorways for all periods ending on or prior to the Closing Date for which returns were due with respect to sales and use taxes, and the amounts shown or to be shown on such returns to be due and payable have been, or will be on or prior to the Closing Date, paid in full.

               (vi) The foregoing representations in this Sub-Section 3.01(n)
                    are subject to the matters set forth on Schedule 3.01(n).

          (o) Receivables. The trade accounts receivable of CSI, whether shown on the Balance Sheets as part of the Financial Statements and the Interim Financials or thereafter acquired, are valid, collectible to the knowledge of Sellers and CSI (but without either the Sellers or CSI having carried out an investigation of any account debtor's ability to pay such trade accounts receivable), genuine and subsisting, arose out of bona fide sales and deliveries of goods or the performance of services, and are subject to no defenses, set-offs, or counterclaims, except to the extent reflected as an allowance for doubtful accounts which allowance is reasonable and appropriate on the basis of CSI's prior experience. Except for the security interests granted by CSI to Summit Bank, such trade accounts receivable are not subject to any lien or encumbrance.

          (p) Absence of Changes. Since June 30, 1998, CSI has not:

                (i) undergone any material adverse change in its condition (financial or other), properties, assets, liabilities, business or operations other than changes in the ordinary course of business;

                (ii) except as set forth on Schedule 3.01(p)(ii), declared, set aside, made or paid any dividend or other distribution in respect of its capital stock, or purchased or redeemed, directly or indirectly, any shares of its capital stock or made any payment of any kind to or for the benefit of any stockholder or any affiliate of any stockholder;

                (iii) issued or sold or solicited the sale of any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

                (iv) incurred any material indebtedness for borrowed money (except temporary short term borrowings in the ordinary course of business) or issued or sold any material amount of debt securities;

                (v) mortgaged, pledged or subjected to any material lien, lease, security interest, charge or encumbrance any of its properties or assets, tangible or intangible, except
                        (A) liens for current taxes not due and payable or being contested in good faith by appropriate proceedings, (B) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, and
                        (C) encumbrances, easements and security interests which do not materially detract from the value or interfere with the use of the properties affected thereby;

                (vi) acquired or disposed of any assets or properties of material value except in the ordinary course of business;

                (vii) except as set forth on Schedule 3.01(p)(vii), forgiven or canceled any debts or claims, or waived any rights in excess of $10,000;

                (viii) entered into any material transaction except in the ordinary course of business;

                (ix) granted to any officer or salaried employee or any class of other employees any material increase in compensation in any form (other than ordinary merit increases or increases called for by existing agreements) or any severance or termination pay (other than in minor amounts), or entered into any written employment agreement with any person;

                (x) adopted or amended in any respect any collective bargaining agreement, or adopted or amended any bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding);

                (xi) participated in any plan of merger, consolidation, reclassification, recapitalization or other reorganization or any contribution to capital;

                (xii) sold, assigned or transferred any interest in any trademarks, service marks, trade names or copyrights;

                (xiii) made or permitted any amendment to its Certificate of Incorporation or By-Laws;

                (xiv) made or permitted any amendment to or termination of any material contract, agreement or license to which it is a party otherwise than in the ordinary course of business;

                (xv) suffered any damage, destruction or loss (whether or not covered by insurance) which materially and adversely affects the condition (financial or other), properties, assets, business or operations of CSI;

                (xvi) suffered any strike or other labor trouble or become aware that any strike or other labor trouble is threatened which might materially disrupt the operation of CSI's business;

                (xvii)  suffered the loss of any director or officer of CSI;

                (xviii) suffered a loss of customers that materially and
                        adversely affects CSI; or

                (xix) incurred any material liability or obligation (whether absolute, accrued or contingent) other than in the ordinary course of business.

          (q) Employees and Key Consultants. Attached hereto as Schedule 3.01(q)-1 is a complete and accurate list showing all persons employed by, and all consultants engaged by, CSI and Doorways during calendar year 1997 whose annual compensation or fees exceeded $30,000 for such period. Such list shows (i) the name, position and/or company, and location of such persons, (ii) the current annual rate of compensation (including bonuses) or fees payable to such persons, and (iii) the corporate credit cards issued to such persons. Attached hereto as Exhibit 3.01(q)-2 are true, correct and complete copies (or descriptions in the case of an oral agreement) of all employment agreements and consulting agreements presently in effect with respect to persons employed by, and consultants engaged by, CSI and Doorways whose compensation or fees for calendar year 1998 are expected to exceed $100,000.

          (r) Absence of Certain Commercial Practices. Neither Sellers nor, to the knowledge of Sellers, any officer, employee or agent of CSI or any person acting on behalf of any of the foregoing, has since January 1, 1995, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of CSI or assist CSI in connection with any actual or proposed transaction, which, if not given in the past, might have had a material adverse effect on the business of CSI, or which, if not continued in the future, might materially and adversely affect the business of CSI or which might subject CSI to any material liability, or penalty in any private or governmental litigation or proceeding.

          (s) Officers and Directors. Attached hereto as Schedule 3.01(s)-1 is a complete and accurate list of the officers and directors of CSI. Attached hereto as Schedule 3.01(s)-2 is a complete and accurate list of the officers and directors of Doorways.

          (t) Bank Accounts, etc. Schedule 3.01(t)-1 attached hereto contains a complete and accurate list showing (i) the name and address of each bank in which CSI has an account, line of credit or other borrowing facility, or safe deposit box and the name of each person authorized to draw thereon or have the access thereto, and (ii) the name and address of each person holding a power of attorney on behalf of CSI. Schedule 3.01(t)-2 attached hereto contains a complete and accurate list showing (i) the name and address of each bank in which Doorways has an account, line of credit or other borrowing facility, or safe deposit box and the name of each person authorized to draw thereon or have the access thereto, and (ii) the name and address of each person holding a power of attorney on behalf of Doorways.

          (u) Contracts. Attached hereto as Schedule 3.01(u) is a true, correct and complete list as of the date hereof of all material agreements, contracts and commitments of the following types, written or oral, to which either CSI or Doorways is a party or by which any of its properties (whether owned or leased) is bound as of the date hereof: (i) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money in an amount greater than $30,000; (ii) employment and consulting agreements which are not cancelable by CSI or Doorways without penalty on 30 or fewer days' notice; (iii) collective bargaining agreements; (iv) bonus, profit sharing, compensation, stockholders, stock transfer, stock option, stock purchase, pension, retirement, deferred compensation, insurance or other similar plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding); (v) sales agency, manufacturers representative or distributorship agreements which are not cancelable by CSI or Doorways without penalty on 30 or fewer days' notice; (vi) agreements, orders or commitments for the purchase by CSI or Doorways of services, raw materials, supplies or finished goods in excess of $30,000 for any one agreement, order or commitment (it being warranted that the commitment for all such agreements, orders and commitments does not exceed $100,000 in the aggregate); (vii) agreements, orders or commitments for the sale by CSI or Doorways of its products or services in excess of $30,000 for any one agreement; (viii) licenses of patent, trademark and other industrial property rights; (ix) agreements or commitments for capital expenditures in excess of $30,000 for any single project (it being warranted that the commitment for all such agreements or commitments does not exceed $100,000 in the aggregate for all projects); (x) brokerage or finder's agreements which are not cancelable without penalty on 30 or fewer days' notice; (xi) agreements or instruments relating to the extension of credit not in the ordinary course of business which are not cancelable without penalty on 30 or fewer days' notice; and (xii) other agreements contracts and commitments which in any case involve payments or receipts of more than $30,000. Such agreements, contracts and commitments are in full force and effect and, to the knowledge of Sellers, and each of them, with regard to third parties, all parties to such agreements, contracts and commitments have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect.

          (v) Absence of Breach. There has not been a breach or any default in any material obligation to be performed by CSI under any material contract, agreement or other instrument to which CSI is a party, and CSI has not waived any substantial right under any such contract, agreement or instrument.

          (w) Related-Party Transactions. No shareholder, employee, officer, or director of CSI or member of his or her immediate family is indebted to CSI, nor is CSI indebted (or committed to make loans or extend or guarantee credit) to any of them, nor has any such person guaranteed any obligation of CSI except as indicated on Schedule 3.01(w) attached hereto. To the best of the knowledge of either of Sellers, none of such persons has any direct or indirect ownership interest in any firm or corporation with which CSI is affiliated or with which CSI has a business relationship, or any firm or corporation that competes with CSI, except that shareholders, employees, officers, or directors of CSI and members of their immediate families may own stock in publicly traded companies that may compete with CSI. No member of the immediate family of any shareholder, officer or director of CSI is directly or indirectly interested in any material contract with CSI.

          (x) Insurance. Schedule 3.01(x) attached hereto contains a complete and accurate list and description for CSI of all its insurance policies and bonding arrangements. All such policies and arrangements are in full force and effect, and all premiums due thereon have been paid. Except as set forth in Schedule 3.01(x), each of such insurance policies is owned solely by CSI. All insurable properties of CSI are insured for its benefit under valid and enforceable policies in reasonably sufficient amounts issued by insurers of recognized responsibility.

          (y) Intellectual Property. Schedule 3.01(y) attached hereto contains a true, correct and complete list of all trademarks, service marks, trade names, patents and copyrights owned by or licensed to CSI or Doorways. CSI and Doorways own or have the right to use, free and clear of any payment or encumbrance, all trademarks (whether registered or unregistered), service marks, trade names, patents, copyrights, trade secrets, information, proprietary rights, processes, designs, formulas, customer lists and other industrial and intellectual property rights necessary for their respective businesses as now conducted, without any conflict with or infringement of the rights of others, except as otherwise shown on Schedule 3.01(y). Neither of Sellers has knowledge of any claim or demand of any person pertaining to, or any proceedings which have been instituted or are pending or threatened which challenge, the right of CSI or Doorways in respect of any such trademark, service mark, trade name, patent, copyright, trade secrets, information, proprietary rights, processes, designs, formulas, customer lists and other industrial and intellectual property rights. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is CSI or Doorways bound by or a party to any options, licenses or agreements of any kind with respect to the trademarks (whether registered or unregistered), service marks, trade names, patents, copyrights, trade secrets, information, proprietary rights, processes, designs, formulas, customer lists and other industrial and intellectual property rights of any other person or entity other than as indicated on
     Schedule 3.01(y). Neither CSI nor Doorways has received any communications (written or oral) alleging that CSI or Doorways has violated any of the trademarks (whether registered or unregistered), service marks, trade names, patents, copyrights, trade secrets, information, proprietary rights, processes, designs, formulas, customer lists and other industrial and intellectual property rights of any other person or entity. Neither CSI nor Doorways is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or subject to any judgement, decree or other of any court or administrative agency that would interfere with the use of his or her best efforts to promote the interests of CSI or Doorways. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the fulfillment of or compliance with the terms, conditions or provisions thereof nor the carrying on of CSI's business by the employees of CSI, nor the carrying on of Doorways's business by the employees of Doorways, will, to the best of the knowledge of either of Sellers, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Neither of Sellers believes it is or will be necessary to utilize any inventions of any of CSI's or Doorways's employees (or people either of them currently intends to hire) made prior to their employment by CSI or Doorways, as the case may be.

          (z) Books and Records. The books and records of CSI fairly reflect the transactions to which CSI is or was a party or by which its properties are or were bound, and such books and records are and have been properly kept and maintained in accordance with generally accepted accounting principles consistently applied. All of the minutes and other corporate records of CSI requested by Patra to have been exhibited will have been exhibited by the tenth Business Day prior to the Closing Date. The minute books, stock records and other corporate records of CSI are and, at the time they are exhibited to Patra pursuant to this Sub-Section 3.01(z), will be complete, accurate and current.

          (aa) Disclosure. No representation or warranty by Sellers, or either of them, hereunder and no list, certificate, document, books, record, Exhibit or Schedule furnished or to be furnished pursuant hereto or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

          (bb) Acquisition for Investment. Sellers are receiving the Elligent Common Stock (referred to in this Clause (bb) as the "Investment Stock"), for their own account for investment, with no present intention of dividing their interests with others or of reselling or otherwise disposing of all or any portion of the Investment Stock. Sellers do not have in mind any sale of the Investment Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance. Sellers have no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Investment Stock other than as expressly provided in this Agreement. Sellers are not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Investment Stock. Sellers are "accredited investors" as defined in Regulation D under the Securities Act. Sellers possess the business experience to make an informed decision to acquire the Investment Stock, and Sellers have the financial means to bear the economic risk of the investment in the Investment Stock.

          3.02.Continuation of Representations and Warranties of Sellers and CSI. All of the representations and warranties of Sellers and CSI contained herein shall be true in all respects on and as of the Closing Date and, notwithstanding any investigation at any time made by or on behalf of Patra, all such representations and warranties shall survive the Closing Date and remain in full force and effect (regardless of what investigations or verifications may be made by Patra or any of its agents or representatives) until the first anniversary of the Closing Date; provided, however, that the representation and warranty set forth in Sub-Section 3.01(n) shall survive for so long as any Tax Return remains open and until the sixtieth day following the expiration of the statute of limitations (including extensions thereof) provided by Section 6501 of the Internal Revenue Code of 1986, as amended, or the tax liability of CSI is subject to adjustment by governmental authorities (federal, state or local) for any tax period of CSI through the Closing Date, whichever is longer.

Section 4. Representations and Warranties of Patra and Patra Holdings

          4.01.Representations and Warranties of Patra. Patra hereby represents, warrants to and agrees with Sellers and CSI that:

          (a) Corporate Existence. Patra is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now being conducted. Until the date hereof, Patra has not engaged in any business other than that associated with its corporate organization and the transactions contemplated by this Agreement and has no liabilities of any kind or nature nor any liens or encumbrances against it. The copies of the Certificate of Incorporation and By-Laws of Patra attached hereto as Exhibit 4.01(a)-1 and Exhibit 4.01(a)-2 are true, correct and complete copies thereof as now in full force and effect.

          (b) Authority. Patra has all requisite power and authority to enter into, execute and deliver this Agreement and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the provisions hereof. This Agreement constitutes the valid and binding obligation of Patra enforceable in accordance with its terms.

          (c) No Conflict. Neither the execution and the delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms, conditions or provisions hereof (i) will conflict with or result in a breach of any relevant statute, law, ordinance, rule or regulation applicable to Patra, or the terms, conditions or provisions of the Certificate of Incorporation or the By-Laws of Patra or any mortgage, indenture, lease, agreement, or other instrument, or any permit, concession, grant, franchise, license, judgment, order, or decree to which Patra is a party or by which it is or may be bound, or (ii) will constitute, with the giving of notice or the passage of time or both, a default under any of the foregoing, or (iii) will accelerate the maturity of or otherwise modify any obligation of Patra under any of the foregoing.

          (d) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or any other person is required in connection with the execution and delivery of this Agreement by Patra or the consummation of the transactions contemplated hereby other than as contemplated by this Agreement.

          (e) Restrictions on Elligent Common Stock. As of the Closing Date Patra Holdings will have not entered into any agreement pursuant to which Patra Holdings will have agreed to any restrictions or holding periods applicable to Patra Holdings with respect to the Elligent Common Stock.

          (f) Amount of Elligent Shares to be Issued to Patra Holdings. As a result of the Patra-Elligent Merger, Patra Holdings shall receive shares of Elligent Common Stock which shall constitute all of the Elligent Common Stock to be received by Andreas Typaldos or Patra Holdings, or any affiliate of Patra Holdings, in connection with the Patra-Elligent Merger.

          4.02. Continuation of Representations and Warranties of Patra. All of the representations and warranties by Patra contained herein shall terminate upon the payment of the last installment of the Installment Promissory Note and shall be of no further force or effect whatsoever.

          4.03. Representations and Warranties of Patra Holdings. Patra Holdings hereby represents, warrants to and agrees with Sellers and CSI that:

          (a) Corporate Existence. Patra Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to conduct its business as now being conducted. The copy of the Certificate of Formation attached hereto as Exhibit 4.03(a) is a true, correct and complete copy thereof as now in full force and effect.

          (b) Authority. Patra Holdings has all requisite power and authority to enter into, execute and deliver this Agreement and has taken all necessary action to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the provisions hereof. This Agreement constitutes the valid and binding obligation of Patra Holdings enforceable in accordance with its terms.

          (c) No Conflict. Neither the execution and the delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms, conditions or provisions hereof (i) will conflict with or result in a breach of any relevant statute, law, ordinance, rule or regulation applicable to Patra Holdings, or the terms, conditions or provisions of the Certificate of Formation of Patra Holdings or any mortgage, indenture, lease, agreement, or other instrument, or any permit, concession, grant, franchise, license, judgment, order, or decree to which Patra Holdings is a party or by which it is or may be bound, or (ii) will constitute, with the giving of notice or the passage of time or both, a default under any of the foregoing, or (iii) will accelerate the maturity of or otherwise modify any obligation of Patra Holdings under any of the foregoing.

          (d) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or any other person is required in connection with the execution and delivery of this Agreement by Patra Holdings or the consummation of the transactions contemplated hereby other than as contemplated by this Agreement.

          4.04. Continuation of Representations and Warranties of Patra Holdings. All of the representations and warranties by Patra Holdings contained herein shall terminate upon the payment of the last installment of the Installment Promissory Note and shall be of no further force or effect whatsoever.

Section 5. Covenants of Sellers and CSI

          5.01. Covenants of Sellers and CSI. Sellers, and each of them, and CSI hereby covenant and agree with Patra and Patra Holdings that:

          (a) Continuance of Business. From the date hereof and through the Closing Date, Sellers will cause CSI:

              (i) to carry on the business of CSI in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore, and, to the extent consistent with such business, they will exercise their best efforts to preserve intact CSI's present business organization, to keep available the services of CSI's present officers and employees, and use their best efforts to preserve CSI's relationships with customers, suppliers and others having business dealings with CSI to the end that its goodwill and going business shall be conducted on substantially the same basis at the Closing Date as at the date hereof and heretofore;

              (ii) to maintain all its material structures, equipment and other tangible personal property in good repair, order and condition, except for depletion, depreciation, ordinary wear and tear and casualty losses;

              (iii) to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

              (iv) to perform in all material respects all of its obligations under agreements, contracts and instruments relating to or affecting its properties, assets and business;

              (v) to maintain its books of account and records in the usual, regular and ordinary manner;

              (vi) to comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to it and to the conduct of its business;

              (vii) not to amend its Certificate of Incorporation or By-Laws or any other documents of charter, franchise or organization, except for amendments which may be necessary in order to carry on the business of CSI or to consummate the transaction contemplated by this Agreement, provided that the documents, certificates and authorizing resolutions for such amendments are submitted to Patra and Patra Holdings within two (2) days after the approval thereof by the Board of Directors of CSI;

              (viii) not to enter into or assume outside of the ordinary course of its business any agreement, contract or commitment except with the prior written consent of Patra and Patra Holdings;

              (ix) not to merge or consolidate with, or agree to merge or consolidate with, or to purchase substantially all of the assets of, or otherwise to acquire any business or any corporation, partnership, association or other business organization or division thereof;


              (x) not to take or permit to be taken any action which is represented and warranted in clauses (ii) through (xiv) and
                     (xix) of Sub-Section 3.01(p) not to have been taken since June 30, 1998; and

              (xi) promptly to advise Patra and Patra Holdings in writing of any material and adverse change in the financial condition, operations or business of CSI.

              (b) Access To Information. From and after the date hereof Sellers will cause CSI to give to Patra, Patra Holdings and their respective representatives, accountants and agents full access during normal business hours to the properties, books, records, contracts and commitments relating to CSI, including full access to the officers and employees of CSI and, if requested, full opportunity to conduct a physical inventory of CSI and an audit of its operations and financial statements, and will furnish all such information and documents relating to CSI as Patra or Patra Holdings may reasonably request and permit Patra, Patra Holdings and their respective representatives, accountants and agents to make copies and abstracts thereof. If the contemplated transactions do not close, Patra and Patra Holdings will deliver to CSI all originals and copies of documents, work papers and other material obtained from CSI relating to CSI and the contemplated transactions, whether obtained before or after the date hereof, and will promptly destroy all documents based on material obtained from CSI. Patra and Patra Holdings will use their best efforts to have all such material kept confidential. Furthermore, Patra and Patra Holdings will hold all proprietary information obtained with respect to CSI and its products, processes and operations in confidence and will not use such information or disclose the same to others except as permitted by CSI.

              (c) Consents. Sellers will obtain or cause CSI to obtain the consent or approval of each person or authority whose consent or approval may be required in order to permit Sellers, CSI, Patra and Patra Holdings to consummate the transactions contemplated hereby.

              (d) Supplements. From time to time prior to the Closing Date, Sellers shall deliver or cause CSI to deliver to Patra and Patra Holdings supplemental information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any statement, representation or warranty made herein on the part of Sellers or any information contained in the Schedules and Exhibits to this Agreement then materially inaccurate or incomplete.

Section 6. Covenants of Patra and Patra Holdings

          6.01. Covenants of Patra. Patra hereby covenants and agrees with Sellers that Patra shall use its continuing best efforts to have Sellers removed as guarantors of the loans made to CSI listed on Schedule 6.01 attached hereto.

          6.02. Covenants of Patra Holdings. Patra Holdings hereby covenants and agrees with Sellers that:

              (a) Stock Option Program for Key Employees. From the consummation of the CSI-Patra Merger and for so long as Sellers retain beneficial ownership of not less than fifty percent (50%) of the Elligent Common Stock received by Sellers pursuant to Section 1, Patra Holdings shall vote all shares of Elligent Common Stock which Patra Holdings beneficially owns from time to time to cause Elligent to include key employees of CSI in any stock option program of Elligent to the same extent and under the same terms and conditions as employees of similar rank and responsibility of Elligent.

              (b) Execution of Registration Rights Agreement. Patra Holdings shall vote all shares of Elligent Common Stock which Patra Holdings beneficially owns from time to time to cause Elligent promptly following consummation of the CSI-Patra Merger to execute the Registration Rights Agreements substantially in the forms annexed hereto as Exhibit 6.02(b)-1 and 6.02(b)-2.

              (c) Removal of Sellers as Guarantors. Patra Holdings shall cause Elligent promptly following consummation of the CSI-Patra Merger to use its continuing best efforts to have Sellers removed as guarantors of the loans made to CSI listed on Schedule 6.01 attached hereto.

              (d) Transfer of Elligent Common Stock Beneficially Owned by Patra Holdings. For so long as Patra Holdings has any obligations under clauses
       (a), (b) or (c) of this Sub-Section 6.02, Patra Holdings shall not transfer any of its shares of Elligent Common Stock unless the transferee agrees to assume the obligations of Patra Holdings under such clauses.

Section 7. Conditions to Closing

          7.01. Conditions to Closing by the Parties. The obligations of Sellers, Patra and Patra Holdings to consummate the transactions contemplated hereby are, at the option of either Sellers or Patra and Patra Holdings, subject to the fulfillment of the conditions that on or before the Closing Date:

              (a) Lawsuits. There shall not be pending or threatened any action, proceeding or investigation for any injunction, writ, preliminary restraining order or any order of any nature issued by any court or governmental agency of competent jurisdiction directing that the transactions contemplated by this Agreement or any of them not be consummated; nor shall any such injunction, writ, preliminary restraining order or such other order have been issued and be in effect.

              (b) Patra-Elligent Merger. The Patra-Elligent Merger shall have been consummated.

              (c) CSI-Patra Merger. The parties shall have executed the Certificate of Merger.

          7.02. Conditions to Closing by Patra and Patra Holdings. The obligations of Patra and Patra Holdings to consummate the transactions contemplated hereby are, at the option of Patra and Patra Holdings, subject to the fulfillment of each of the conditions that on or before the Closing Date:

              (a) Certain Legal Matters. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters, shall be reasonably satisfactory to counsel for Patra and Patra Holdings, and such counsel shall have received all documents, instruments or copies thereof, certified if requested.

              (b) Compliance. Sellers, and each of them, and CSI shall have performed and complied with all agreements, covenants and conditions required by this Agreement to have been performed or complied with prior to or at the Closing Date and Patra and Patra Holdings shall receive a certificate signed by Sellers and CSI to such effect.

              (c) Consents. Sellers, and each of them, and CSI shall have obtained all approvals or consents of other persons required to consummate the transactions contemplated hereby, including but not limited to any consents required from banks to continue in place a line of credit or other borrowing facility notwithstanding a change in control of CSI.

              (d) Accuracy of Representations and Warranties. The representations and warranties made by Sellers and CSI contained in this Agreement or in any financial statement, Schedule or Exhibit hereto or document delivered to Patra and Patra Holdings in connection herewith shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and Sellers and CSI shall have delivered to Patra and Patra Holdings a certificate to such effect.

              (e) Absence of Errors. Patra or Patra Holdings shall not have discovered any material error, misstatement or omission in the representations and warranties made hereunder by Sellers.

              (f) Absence of Change. Since the date hereof, there shall not have occurred any material adverse change in the financial condition, assets, liabilities or business of CSI.

              (g) Opinion of Counsel. Patra and Patra Holdings shall have received a favorable opinion, addressed to it and dated the Closing Date, of Messrs. Ellenoff Grossman & Schole LLP, counsel for Sellers and CSI, satisfactory in substance and form to Patra, Patra Holdings and their counsel, to the effect that:

                     (i) CSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to conduct its business and to own and hold the properties used in connection therewith.

                     (ii) The total authorized capital stock of CSI consists of 3,000 shares of Common Stock, without par value, of which 1,000 shares are validly issued and outstanding, fully paid and non-assessable.

                     (iii) The Outstanding CSI Common Stock is owned of record and beneficially by Sellers, is fully paid and nonassessable and, to the knowledge of such counsel, is free and clear of any and all liens, pledges, hypothecations, options, puts, calls, transfer restrictions or other charges and encumbrances other than as set forth or provided for in this Agreement. CSI has obtained all of the necessary shareholder and director approval in order that upon the filing of the Certificate of Merger, assuming that Patra shall have complied with all applicable law necessary to effect the CSI-Patra Merger, the CSI-Patra Merger shall have been duly consummated in accordance with the General Corporation Law of the State of Delaware with the effect provided therein, and the CSI Common Stock shall have been canceled and converted as provided in Section 1.04 of this Agreement.

                     (iv) To the knowledge of such counsel, Sellers have all requisite power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the provisions hereof. This Agreement constitutes the valid and binding obligation of Sellers and CSI, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws or equitable principles affecting creditors' rights generally.

                     (v) To the knowledge of such counsel, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or any other person is required in connection with the execution and delivery of this Agreement by Sellers or CSI or the consummation of the transactions contemplated hereby by Sellers or CSI.

                     (vi) Neither the execution and the delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms, conditions or provisions hereof (a) will conflict with or result in a breach of any relevant statute, law, ordinance, rule or regulation applicable to either (to the knowledge of such counsel) Sellers or CSI, or the terms, conditions or provisions of the Certificate of Incorporation or the By-Laws of CSI or any mortgage, indenture, lease, agreement, or other instrument, or any permit, concession, grant, franchise, license, judgment, order or decree to which either (to the knowledge of such counsel) Sellers or CSI is a party or by which any of them is or may be bound, or (b) will constitute, with the giving of notice or the passage of time or both, a default by (to the knowledge of such counsel) Sellers or CSI under any of the foregoing, or (c) will accelerate the maturity of or otherwise modify any obligation of either (to the knowledge of such counsel) Sellers or CSI under any of the foregoing.

              (h) Absence of Loss. Prior to the Closing Date, CSI shall not have sustained a loss on account of fire, flood, accident or other casualty which materially and adversely affects the business or properties and assets of CSI regardless of whether or not such loss shall have been insured. No insured casualty loss shall be deemed material for purposes hereof unless it causes or may reasonably be expected to cause a materially adverse interruption of the operations of CSI.

              (i) Employment. On or prior to the Closing Date Sellers shall have executed Employment Agreements and Non-Competition Agreements, substantially in the forms annexed hereto as Exhibits 7.02(i)-1 and 7.02(i)-2.

              (j) Resignations. Prior to the Closing Date, Patra and Patra Holdings shall have received the resignations of all officers and directors of CSI other than those officers and directors identified on
       Schedule 7.02(j) attached hereto.

              (k) Ownership of Doorways. Prior to the Closing Date, Sellers shall have effected the transfer of all of the issued and outstanding capital stock of Doorways to CSI such that at the Closing Date Doorways will be a wholly-owned subsidiary of CSI.

          7.03. Conditions to Closing by Sellers. The obligations of Sellers to consummate the transactions contemplated hereby are, at the option of Sellers, subject to the fulfillment of each of the conditions that on or before the Closing Date:

              (a) Certain Legal Matters. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters, shall be reasonably satisfactory to counsel for Sellers and such counsel shall have received all documents, instruments or copies thereof, certified if requested, as may be reasonably requested.

              (b) Compliance. Patra and Patra Holdings shall have performed and complied with all agreements, covenants and conditions required in this Agreement to have been performed or complied with prior to or at the Closing Date, and Sellers shall receive a certificate signed by duly authorized officers of Patra and Patra Holdings to such effect.

              (c) Accuracy of Representations and Warranties. The representations and warranties made by Patra and Patra Holdings shall be correct, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and Patra and Patra Holdings shall have delivered to Sellers certificates, signed by a duly authorized officer of Patra and Patra Holdings, to such effect.

              (d) Absence of Errors. Sellers shall not have discovered any material error, misstatement or omission in the representations and warranties made hereunder by Patra and Patra Holdings.

              (e) Consents. Sellers shall have obtained all approvals or consents of other persons required to consummate the transactions contemplated hereby.

              (f) Employment. Patra and Sellers shall have executed Employment Agreements and Non-Competition Agreements substantially in the forms annexed hereto as Exhibit 7.02(i)-1 and Exhibit 7.02(i)-2.

              (g) Election of Newman as a Director of Elligent. From the consummation of the Patra-Elligent Merger and for so long as Sellers retain beneficial ownership of not less than fifty percent (50%) of the Elligent Common Stock received by Sellers pursuant to Section 1, Patra Holdings shall vote all shares of Elligent Common Stock which Patra Holdings beneficially owns from time to time to elect Newman a member of the Board of Directors of Elligent; provided, however, that Newman may be removed as a director for cause, in accordance with the General Corporation Law of the State of Delaware or if his employment with Patra shall terminate for Cause (as defined in the Employment Agreement attached hereto as Exhibit 7.02(i)-1). Notwithstanding the foregoing, in the event that Newman is removed as a director because, and only because, his employment with Patra has been terminated for Cause, Newman shall be entitled to attend the meetings of the Board of Directors of Elligent as a non-voting observer, and to receive notice of such meetings in accordance with the By-Laws of Elligent until such time as the Installment Promissory Notes have been fully paid; provided, however, that Newman shall not be entitled to attend any such meeting (i) if counsel to Elligent advise Elligent, such advice to be reasonable in substance, prior to the meeting that Newman's attendance as an observer at such meeting might subject Elligent or its directors to liability for any reason, or (ii) if Newman has been terminated for Cause pursuant to Clause (iii) of Section 7 of such Employment Agreement.

              (h) Opinion of Counsel to Patra and Patra Holdings. Sellers shall have received a favorable opinion, addressed to it and dated the Closing Date, of Messrs. Stairs Dillenbeck Finley & Merle, counsel for Patra and Patra Holdings, satisfactory in substance and form to Sellers and their counsel, to the effect that:

                     (i) Patra is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to conduct its business and to own and hold the properties used in connection therewith.

                     (ii) The total authorized capital stock of Patra consists of 1,000 shares of common stock, par value $1.00 each, of which all such shares are validly issued and outstanding, fully paid and non-assessable.

                     (iii) Patra and Patra Holdings have all requisite corporate power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the provisions hereof. This Agreement constitutes the valid and binding obligations of Patra and Patra Holdings, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws or equitable principles affecting creditors' rights generally.

                     (iv) To the knowledge of such counsel, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or any other person is required in connection with the execution and delivery of this Agreement by Patra and Patra Holdings or the consummation of the transactions contemplated hereby by Patra and Patra Holdings.

                     (v) Neither the execution and the delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms, conditions or provisions hereof (a) will conflict with or result in a breach of any relevant statute, law, ordinance, rule or regulation applicable to Patra or Patra Holdings, or the terms, conditions or provisions of the Certificate of Incorporation or the By-Laws of Patra or the Certificate of Formation of Patra Holdings or any mortgage, indenture, lease, agreement, or other instrument, or any permit, concession, grant, franchise, license, judgment, order or decree to which Patra or Patra Holdings is a party or by which it may be bound, or (b) will constitute, with the giving of notice or the passage of time or both, a default by Patra or Patra Holdings under any of the foregoing, or (c) will accelerate the maturity of or otherwise modify any obligation of Patra or Patra Holdings under any of the foregoing.

              (i) Opinion of Counsel to Elligent. Sellers shall have received a favorable opinion, addressed to it and dated the Closing Date, of counsel to Elligent with respect to the matters set forth in Schedule 7.03(i). Such opinion shall be satisfactory in substance and form to Sellers and their counsel.

              (j) Pledge Agreement. Pledge Agreement substantially in the form annexed hereto as Exhibit 7.03(j) shall have been executed by the parties thereto (herein referred to as the "Pledge Agreement").

              (k) Perfection of Security Interests. The security interests of Sellers under the Pledge Agreement shall be perfected in accordance with the Uniform Commercial Code of each applicable jurisdiction (state and county).

Section 8. Indemnification; Dispute Resolution and Arbitration.

          8.01. Indemnification by Sellers and CSI. Sellers, and each of them, and CSI shall jointly and severally indemnify and hold Patra and Patra Holdings and each of its affiliates, officers, directors, stockholders, members and managers ("Patra's Indemnified Parties") harmless against and in respect of any and all damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) ("Damages") resulting from any breach of any representation or warranty or nonfulfillment of any agreement, covenant or obligation on the part of Sellers or CSI contained or provided for in this Agreement or in any instrument, certificate, Exhibit, Schedule or opinion furnished or to be furnished pursuant hereto or in connection with any of the transactions contemplated hereby; provided, however, that Sellers shall not have any liability for indemnity hereunder unless and until the aggregate amount of claims for Damages by Patra's Indemnified Parties exceeds $100,000.00 (the "Sellers' Threshold") and, in such event, Sellers shall be obligated to pay the full amount of such Damages inclusive of Sellers' Threshold, but Sellers shall not have any liability for indemnity hereunder in excess of the Merger Consideration actually paid. Sellers, and each of them, and CSI agree to notify Patra and Patra Holdings promptly in writing of any matter which reasonably might give rise to a claim of indemnification hereunder. Sellers, and each of them, hereby waive any right they may have for contribution from CSI or the Surviving Corporation to the satisfaction of any claim for indemnification under this Agreement.

          8.02. Indemnification by Patra and Patra Holdings. Patra and Patra Holdings, and each of them, shall indemnify and hold Sellers and each of them, and CSI and its affiliates, officers and directors (the "Sellers' Indemnified Parties") harmless against and in respect of any and all Damages resulting from any breach of any representation or warranty or nonfulfillment of any agreement, covenant or obligation on the part of Patra or Patra Holdings contained or provided for in this Agreement or in any instrument, certificate, Exhibit, Schedule or opinion furnished or to be furnished pursuant hereto or in connection with any of the transactions contemplated hereby; provided, however, that Patra and Patra Holdings shall not have any liability for indemnity hereunder unless and until the aggregate amount of claims for Damages by Sellers' Indemnified Parties exceeds $100,000.00 ("Patra's Threshold") and, in such event, Patra and Patra Holdings shall be obligated to pay the full amount of such Damages inclusive of Patra's Threshold, but Patra and Patra Holdings shall not have any liability for indemnity hereunder in excess of the Merger Consideration. Sellers agree to notify Patra and Patra Holdings promptly in writing of any matter which reasonably might give rise to a claim of indemnification hereunder.

          8.03. Setoff and Non-Payment of Installment Promissory Note. Elligent shall have the right to set off claims for Damages sustained by Patra's Indemnified Parties hereunder against any obligation to pay principal and/or interest under the Installment Promissory Notes; provided, however, that prior to making any such setoff Elligent and/or Patra's Indemnified Parties shall submit such claim for Damages in accordance with the provisions of Sub-Section 8.04 hereof; further provided, that any such setoff shall not exceed the amount of such claim. Any such claim shall be asserted by Elligent and/or Patra's Indemnified Parties within a reasonable time of their becoming aware of such claim.

          8.04. Dispute Resolution and Arbitration.

          (a) Arbitration. In the event of any dispute, controversy, claim or difference that should arise between the parties out of or relating to or in connection with this Agreement or any breach thereof, or any claim for Damages, the parties shall endeavor to settle such conflicts amicably between themselves. Should they fail to do so within a reasonable period of time not to exceed ten (10) Business Days, the matter shall be settled by arbitration in New York, New York.

          (b) Notice and Response. Any party desiring to have recourse pursuant to this provision (the "Claimant") shall serve a written notice (the "Notice") on the other party (the "Respondent") setting forth the details of its complaint or claim and the name and address of the Claimant's appointed arbitrator as hereinafter set forth. The Respondent shall serve a written statement of response on the Claimant (the "Response") within five (5) Business Days from the receipt of the Notice which shall also provide the name and address of the Respondent's appointed arbitrator.

          (c) Appointment of Panel. Within five (5) Business Days from the delivery of the Response, the designated arbitrators shall select a third arbitrator who shall act as the Chairman of the panel. The third arbitrator must be a practicing attorney, admitted to practice in the State of New York who has experience of and familiarity with contracts and securities law.

          (d) Procedures. The arbitrators shall decide all matters of procedure including the amount, if any, of discovery to be conducted. The parties shall cooperate with the arbitrators' requests for information and other assistance to enable them to render an award within twenty (20) Business Days from the date of the receipt of the Notice by Respondent. At the request of the arbitration panel the time for rendering an award may be extended for an additional ten (10) Business Days.

          (e) Award. The award of the arbitrators will fix the costs of the arbitration, including reasonable attorneys' fees of the Claimant and Respondent which costs shall be borne by the losing party. Any award shall be final and binding upon the parties and shall be enforceable by any court of competent jurisdiction. The parties hereby waive any right they may have under applicable law to appeal the award.

          8.05. Liquidated Damages for Non-Payment of Installment Promissory Note. In the event that Elligent or Patra fails to make any payment of principal and/or accrued interest due on either Installment Promissory Note beyond any grace period for payment thereof, Sellers may jointly (but not singly) elect, in their sole and absolute discretion, pursuant to the Pledge Agreement to obtain transfer of all issued and outstanding capital stock of the Surviving Corporation to them in the same proportions as their interests in CSI on the date hereof (the "Sellers' Election"); provided, however, that Sellers shall be required to return to Elligent (i) the amount of all cash payments received by them pursuant to Section 1 hereof (including payments of principal and interest on the Installment Promissory Notes) less the amount of foregone salaries of Newman and Peipert (the "Foregone Salaries") which is equal to the product of (x) $500,000 and (y) a fraction the numerator of which is the number of days elapsed from the date of the Closing to the date on which Sellers notify Elligent of the Sellers' Election (the "Patra-CSI
Merger Period") and the denominator of which is three-hundred sixty-five
(365) minus any salary or bonus or other remuneration in excess of the salaries paid to Newman and Peipert under the Employment Agreements attached hereto as Exhibit 7.02(i)-1 and Exhibit 7.02(i)-2, provided that CSI's net earnings during the Patra-CSI Merger Period are in excess of the Foregone Salaries, and (ii) all shares of Elligent Common Stock issued to Sellers pursuant to Section 1 hereof. The exercise of the election by Sellers pursuant to this Sub-Section 8.05 shall represent liquidated damages for all claims Sellers may have against Patra, Patra Holdings, Elligent or any of Patra's Indemnified Parties, shall be in lieu of any claim for Damages against Patra, Patra Holdings, Elligent or any of Patra's Indemnified
Parties, and shall be in full and complete liquidation of any and all rights of Sellers under this Agreement, the Installment Promissory Notes or any other agreement contemplated by this Agreement. As a condition to the transfer of shares and repayment of the Merger Consideration, (i) the parties will exchange general releases, (ii) Sellers shall enter into an Indemnity Agreement, satisfactory in form and substance to counsel for Elligent and Patra Holdings, pursuant to which Sellers shall indemnify Elligent and Patra Holdings, and their respective officers, directors, shareholders and affiliates against any and all damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) resulting from or attributable to the Surviving Corporation up to the end of the Patra-CSI Merger Period, (iii) Elligent shall enter into an Indemnity Agreement, satisfactory in form and substance to counsel for Sellers, pursuant to which Elligent shall indemnify Sellers and the Surviving Corporation, and the Surviving Corporation's officers, directors, shareholders and affiliates against any and all damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) resulting from or attributable to any stockholder's derivative suit instituted by a present or former shareholder of Elligent or by any other third party, asserting a claim against Sellers for having exercised their rights under this Sub-Section 8.05, (iv) Elligent shall cause the Surviving Corporation to cancel the Employment Agreements attached hereto as
Exhibit 7.02(i)-1 and Exhibit 7.02(i)-2, (v) Elligent shall cause the Surviving Corporation to cancel all agreements by and between Elligent and its affiliates and the Surviving Corporation, (vi) Sellers shall release, or cause others to release, Elligent, Patra Holdings and their respective officers, directors, shareholders and affiliates and any third party guarantor acting at the request of Elligent or Patra Holdings from all guarantees and other obligations entered into by such persons for the benefit of the Surviving Corporation, (vii) all officers and directors of the Surviving Corporation (except Sellers) shall resign, and (viii) the net amount of all cash transfers between the Surviving Corporation and Elligent made during the Patra-CSI Merger Period shall be paid
(A) by Sellers to Elligent (in the case of a balance in favor of Sellers) plus an amount equal to 15% of the net profit of the Surviving Corporation attributable to the Patra-CSI Merger Period or (B) by Elligent to Sellers (in the case of a balance in favor of Elligent), less an amount equal to 15% of the net profit of the Surviving Corporation attributable to the Patra-CSI Merger Period.

Section 9. Confidentiality and Non-Disclosure

          9.01. Confidentiality. Except as contemplated by this Agreement, as required by law or otherwise expressly consented to in writing by Sellers, Patra and Patra Holdings, all information or documents furnished hereunder by any party shall be kept strictly confidential by the party or parties to whom furnished at all times prior to the Closing Date, and in the event the transactions contemplated by this Agreement are not consummated, each shall return to the other all documents furnished hereunder and copies thereof upon request and shall continue to keep confidential all information furnished hereunder and shall not thereafter use the same for its advantage.

          9.02. Return of Documentation. In the event the Closing is not consummated, each party hereto will return all documents obtained from the other party and will hold in absolute confidence any information obtained from such other party except to the extent (i) such party is required to disclose such information by law or regulation, (ii) disclosure of such information is necessary or desirable in connection with the pursuit or defense of a claim,
(iii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clauses (i) and (ii) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

Section 10. Miscellaneous

          10.01. Expenses. Except as set forth on Schedule 10.01, Patra and Sellers shall each pay their own expenses incident to this Agreement and the transactions contemplated hereby, including all fees of its counsel or accountants, whether or not such transactions shall be consummated; provided, however, that Patra shall reimburse Sellers for one-half of their reasonable legal fees (not heretofore paid by Sellers or CSI) in connection with the preparation, execution and closing of this Agreement.

          10.02. No Finders. Each party to this Agreement will indemnify and hold harmless the other parties against and in respect of any claims for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based in any way on agreements, arrangements, or understandings claimed to have been made by such party with any third party. Sellers and CSI each represents and warrants that it has not dealt with and does not know of any person, firm or corporation asserting a brokerage, finder's or similar claim in connection with the making or negotiation of this Agreement or the transactions contemplated hereby. Patra and Patra Holdings each represents and warrants that it has not dealt with and does not know of any person, firm or corporation asserting a brokerage, finder's or similar claim in connection with the making or negotiation of this Agreement or the transactions contemplated hereby other than as may have been set forth in writing delivered by it to CSI. Patra shall be responsible for satisfying any such claim.

          10.03. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement, at any time prior to the Closing Date, may be terminated: (a) by the mutual written consent of Sellers, CSI, Patra and Patra Holdings; (b) by Patra and Patra Holdings if any of the conditions set forth in Sub-Sections 7.01 or 7.02 shall not have been fulfilled or waived by the Closing Date; (c) by Patra and Patra Holdings if any default under or breach of any agreement or condition of Sellers or CSI shall have occurred and shall not have been cured or waived by the Closing Date; (d) by Sellers and CSI if any or the conditions set forth in Sub-Sections 7.01 or 7.03 shall not have been fulfilled by the Closing Date; or (e) by Sellers and CSI if any default under or breach of any agreement or condition of Patra or Patra Holdings shall have occurred and shall not have been cured or waived by the Closing Date. Any termination shall be without liability on the part of any party other than a termination under clause (c) or (e) of this Sub-Section 10.03.

          10.04. Defense of Indemnified Claims.

          (a) In the event that any claim shall be asserted by any third party against Patra, Patra Holdings, Elligent, any of Patra's Indemnified Parties, or CSI which could involve the operation of the indemnity provision of this Agreement, Sellers shall be notified of such claim forthwith and shall be given a reasonable opportunity to defend or participate in the original defense against such claim at their own expense; provided that Sellers proceed in good faith, expeditiously and diligently. In connection therewith, the party which may seek indemnity shall cooperate fully to make available to Sellers all pertinent information under its control relating thereto. There shall be no obligation to indemnify pursuant to Sub-Section 8.01 with respect to any such claim for which indemnity is sought thereunder while a defense against said claim is being made by litigation or arbitration until the resolution of said claim by a final judgment, decision or settlement.

          (b) In the event that any claim shall be asserted by any third party against Sellers or any of Sellers' Indemnified Parties which could involve the operation of the indemnity provision of this Agreement, Patra and Patra Holdings shall be notified of such claim forthwith and shall be given a reasonable opportunity to defend or participate in the original defense against such claim at their own expense; provided that they proceed in good faith, expeditiously and diligently. In connection therewith, the party which may seek indemnity shall cooperate fully to make available to Patra and Patra Holdings all pertinent information under its control relating thereto. There shall be no obligation to indemnify pursuant to Sub-Section 8.02 with respect to any such claim for which indemnity is sought thereunder while a defense against said claim is being made by litigation or arbitration until the resolution of said claim by a final judgment, decision or settlement.

          10.05. Records. Sellers and Patra each agree that after the Closing Date Sellers will transfer to Patra any and all books or records relating to CSI or its properties or business.

          10.06. Assignments. This Agreement and the rights and obligations of the parties hereto shall not be assigned by any party to any third party, except with the written consent of the others; provided, however, that Patra and Patra Holdings may assign and/or delegate their respective rights and obligations hereunder to any other person, partnership or corporation controlling, controlled by or under common control with Patra or Patra Holdings, as the case may be, if such assignee shall assume and agree to be bound by the obligations of Patra and Patra Holdings hereunder; provided further, that no such assignment will relieve Patra or Patra Holdings of any of its obligations hereunder. Nothing in this Agreement, unless otherwise expressly provided, is intended to confer upon any person, other than parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          10.07. Notices. Any notice, demand, request or other communication which by any provision of this Agreement is required or permitted to be given to or served on any party hereto shall be given in writing (setting forth in reasonable detail the purpose of such notice, demand, request or communication and identifying the provision of this Agreement pursuant to which such notice, demand, request or communication is given), and shall be deemed to be effective for all purposes when (i) delivered personally, (ii) sent by facsimile transmission, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below for such party:

          (a)  If to Patra:             Patra Capital Ltd.
                                        152 West 57th Street
                                        40th Floor
                                        New York, NY 10019
                                        Telefax No.:  (212) 765-2924
                                        Attn.: Andreas Typaldos
                    with a copy to:          Stairs Dillenbeck Finley & Merle
                                             330 Madison Avenue, Suite 2900
                                             New York, NY  10017-5090
                                             Telefax No.:  (212) 687-3523
                                             Attn.:  Stanley T. Stairs, Esq.

          (b)  If to Patra Holdings:    Patra Holdings, LLC
                                        152 West 57th Street
                                        40th Floor
                                        New York, NY 10019
                                        Telefax No.:  (212) 765-2924
                                        Attn.: Andreas Typaldos

                    with a copy to:          Stairs Dillenbeck Finley & Merle
                                             330 Madison Avenue, Suite 2900
                                             New York, NY  10017-5090
                                             Telefax No.:  (212) 687-3523
                                             Attn.:  Stanley T. Stairs, Esq.

          (c)  If to CSI:               Conversion Services International, Inc.
                                        100 Eagle Rock Avenue
                                        East Hanover, New Jersey 07936
                                        Telefax No.:   (973) 581-7150
                                        Attn.:   Scott Newman

          (d)  If to Sellers:           Mr. Scott Newman
                                        51 Westmount Drive
                                        Livingston, New Jersey 07039
                                        Telefax No.:  (973) 535-5646

                                        Mr. Glenn Peipert
                                        10 Faas Court
                                        West Orange, New Jersey   07052
                                        Telefax No.: (973) 669-8802

                    with a copy to:          Ellenoff Grossman & Schole LLP
                                             370 Lexington Avenue
                                             19th Floor
                                             New York, NY  10017
                                             Telefax No.:  (212) 370-7889
                                             Attn.:   Douglas S. Ellenoff, Esq.

or to such other addresses as may be from time to time furnished in writing by any party hereto in accordance with this Sub-Section 10.07. Any such notice shall be deemed to be delivered, given, and received (x) as of the date so delivered, if delivered personally, (y) as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid, or (z) if transmitted by facsimile at the opening of business in the office of the addressee on the business day next following the transmission thereof. In this Sub-Section 10.07, "business day" means any day except Saturday, Sunday or a statutory holiday in the State of New York or the State of New Jersey.

          10.08. Entire Agreement, etc. This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all prior oral or written agreements and understandings, including the Preliminary Agreement. No amendment or modification of this Agreement will be effective unless reduced to writing and signed by all the parties hereto. The Schedules and Exhibits attached hereto shall constitute part of this Agreement. This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements to be performed wholly within said State. This Agreement may be executed in two or more counterparts by the several parties hereto, but all of which will together constitute one and the same instrument. In the event any provision of this Agreement shall be deemed to be invalid or void under any applicable law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

          10.09. Successors in Interest. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto.

          10.10. Captions. The captions in this Agreement are used for convenience only and are not intended in any way to affect the interpretation or construction of this Agreement.

          10.11. Substitution of Elligent. In the event that the Patra-Elligent Merger is not consummated within ninety (90) days of the date of the execution of this Agreement, Patra and Patra Holdings shall have an additional thirty (30) days in which to substitute another public company for Elligent under the terms and conditions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have each duly executed this Agreement as of the date and year first above written.

PATRA CAPITAL LTD.



By: /S/ANDREAS TYPALDOS                      /S/ SCOTT NEWMAN
    ------------------------------           -----------------------------
      Andreas Typaldos                       SCOTT NEWMAN, individually
      President

                                             /S/ GLENN PEIPERT
                                             -----------------------------
                                             GLENN PEIPERT, individually


PATRA HOLDINGS, LLC

By: /S/ ANDREAS TYPALDOS
    ------------------------------
      Andreas Typaldos
      Manager


                     CONVERSION SERVICES INTERNATIONAL, INC.


By: /S/ SCOTT NEWMAN                         /S/ GLENN PEIPERT
    ------------------------------           -----------------------------
      Scott Newman                           Glenn Peipert
      President                              Senior Vice President

STATE OF NEW YORK          )
                           )       SS
COUNTY OF NEW YORK         )

          On this 19th day of September, 1998 before me, a Notary Public, in and for the above county, personally appeared Andreas Typaldos, President of Patra Capital Ltd., known to me personally to be such, and duly acknowledged the above instrument to be the act and deed of said corporation and that he signed his name thereto in his capacity as President by order of the Board of Directors of said corporation.

                                             /S/ STANLEY T. STAIRS
                                             -----------------------------
                                             NOTARY PUBLIC

STATE OF NEW YORK          )
                           )       SS
COUNTY OF NEW YORK         )

          On this 19th day of September, 1998 before me, a Notary Public, in and for the above county, personally appeared Andreas Typaldos, Manager of Patra Holdings LLC, known to me personally to be such, and duly acknowledged the above instrument to be the act and deed of said limited liability company and that he signed his name thereto in his capacity as Manager by order of the sole Manager of said limited liability company.

                                             /S/ STANLEY T. STAIRS
                                             -----------------------------
                                             NOTARY PUBLIC

STATE OF NEW YORK          )
                           )       SS
COUNTY OF NEW YORK         )

          On this 19th day of September, 1998 before me, a Notary Public, in and for the above county, personally appeared Messrs. Scott Newman and Glenn Peipert, respectively President and Executive Vice President of Conversion Services International, Inc., known to me personally to be such, and duly acknowledged the above instrument to be the act and deed of said corporation and that they signed their names thereto in their capacity as President and Executive Vice President by order of the Board of Directors of said corporation.

                                             /S/ STANLEY T. STAIRS
                                             -----------------------------
                                             NOTARY PUBLIC

STATE OF NEW YORK          )
                           )       SS
COUNTY OF NEW YORK         )

          On this 19th day of September, 1998 before me, a Notary Public, in and for the above county, personally appeared Scott Newman and acknowledged that he is the individual who executed the foregoing instrument and that such execution was his voluntary act and deed.

                                             /S/ STANLEY T. STAIRS
                                             -----------------------------
                                             NOTARY PUBLIC

STATE OF NEW YORK          )
                           )       SS
COUNTY OF NEW YORK         )

          On this 19th day of September, 1998 before me, a Notary Public, in and for the above county, personally appeared Glenn Peipert and acknowledged that he is the individual who executed the foregoing instrument and that such execution was his voluntary act and deed.

                                             /S/ STANLEY T. STAIRS
                                             -----------------------------
                                             NOTARY PUBLIC

                         Index to Exhibits and Schedules


1.   EXHIBIT 1.01           -   Form of Certificate of Merger
2.   EXHIBIT 1.04(b)-1      -   Form of Secured Installment Promissory Note
                                (Mr.Scott Newman)
3.   EXHIBIT 1.04(b)-2      -   Form of Secured Installment Promissory Note
                                 (Mr. Glenn Peipert)
4.   EXHIBIT 3.01(a)-1      -   Certificate of Restoration and Revival of
                                 Certificate
                                of Incorporation of CSI
5.   EXHIBIT 3.01(a)-2      -   Application for Authority of CSI (New York)
6.   EXHIBIT 3.01(a)-3      -   Certificate of Incorporation of CSI
7.   EXHIBIT 3.01(a)-4      -   By-Laws of CSI
8.   EXHIBIT 3.01(b)-1      -   Certificate of Incorporation of Doorways
9.   EXHIBIT 3.01(b)-2      -   By-Laws of Doorways
10.  EXHIBIT 3.01(e)        -   Conflicts (Contracts)
11.  EXHIBIT 3.01(i)        -   Compliance with Laws
12.  EXHIBIT 3.01(j)-1      -   CSI Financial Statements as at December 31,
                                 1995, 1996 and 1997
13.  EXHIBIT 3.01(j)-2      -   CSI and Doorways Interim Financials as at
                                 June 30, 1998
14.  EXHIBIT 3.01(j)-3      -   Moore Stephens Adjustments
15.  EXHIBIT 3.01(j)-4      -   Excluded Assets (Lawstreet.com)
16.  EXHIBIT 3.01(k)        -   Other Liabilities
17.  EXHIBIT 3.01(l)        -   Returns and Complaints
18.  EXHIBIT 3.01(m)        -   Litigation
19.  EXHIBIT 3.01(n)        -   CSI Tax Matters
20.  EXHIBIT 3.01(n)(i)-1   -   CSI Tax Returns for 1995, 1996 and 1997
21.  EXHIBIT 3.01(n)(i)-2   -   Doorways Tax Returns for 1995, 1996 and 1997
22.  EXHIBIT 3.01(p)(ii)    -   CSI Dividends, Distributions
23.  EXHIBIT 3.01(p)(vii)   -   Forgiven or Cancelled Debt
24.  EXHIBIT 3.01(q)-1      -   Key Employees and Consultants
25.  EXHIBIT 3.01(q)-2      -   Employee and  Consultant Contracts - CSI and
                                 Doorways (Compensation in excess of
                                 $100,000 p.a.)
26.  EXHIBIT 3.01(s)-1      -   CSI Officers and Directors
27.  EXHIBIT 3.01(s)-2      -   Doorways Officers and Directors
28.  EXHIBIT 3.01(t)-1      -   CSI Bank Accounts
29   EXHIBIT 3.01(t)-2      -   Doorway Bank Accounts
30.  EXHIBIT 3.01(u)        -   Contracts (CSI and Doorways)
31.  EXHIBIT 3.01(w)        -   Related Party Transactions
32.  EXHIBIT 3.01(x)        -   Insurance
33.  EXHIBIT 3.01(y)        -   CSI Trademark/Intellectual Property
34.  EXHIBIT 4.01(a)-1      -   Patra Capital Ltd. Certificate of Incorporation
35.  EXHIBIT 4.01(a)-2      -   Patral Capital Ltd. By-Laws
36.  EXHIBIT 4.03(a)        -   Patra Holdings LLC Certificate of Formation



37.  EXHIBIT 6.01           -   Loan Guarantees
38.  EXHIBIT 6.02(b)-1      -   Form of Registration Rights Agreement
                                 (Mr. Scott Newman)
39.  EXHIBIT 6.02(b)-2      -   Form of Registration Rights Agreement
                                 (Mr. Glenn Peipert)
40.  EXHIBIT 7.02(i)-1      -   Form of Employment Agreement (Mr. Scott Newman)
41.  EXHIBIT 7.02(i)-2      -   Form of Employment Agreement (Mr. Glenn Peipert)
42.  SCHEDULE 7.02(j)       -   Officers Retained
43.  SCHEDULE 7.03(i)       -   Form of Opinion of Elligent's Counsel
44.  SCHEDULE 7.03(j)       -   Form of Pledge Agreement
45.  SCHEDULE 10.01         -   Expenses


                                                                    EXHIBIT 1.01

                              CERTIFICATE OF MERGER

                                       OF

                     CONVERSION SERVICES INTERNATIONAL, INC.

                                      INTO

                               PATRA CAPITAL LTD.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


NAME                                              STATE OF INCORPORATION
- ----                                              ----------------------
Conversion Services International, Inc.           Delaware
Patra Capital Ltd.                                Delaware


       SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

          THIRD: That the name of the surviving corporation of the merger is Patra Capital Ltd.

          FOURTH: That the Certificate of Incorporation of Patra Capital Ltd., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

          FIFTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 100 Eagle Rock Avenue, East Hanover, NJ 07936.

          SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Executed this 17th day of September, 1998.

                                             PATRA CAPITAL LTD.

                                             By:
                                                -------------------------------
                                             Name:  Stanley T. Stairs
                                             Title: Secretary

                             SECRETARY'S CERTIFICATE


The undersigned, Glenn Peipert, Secretary of CONVERSION SERVICES INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware ("CSI") and one of the merging corporations mentioned in the Plan and Agreement of Merger to which this Certificate is attached ("Merger Agreement"), certifies that the Merger Agreement has been approved and adopted by written consent of the holders of all the outstanding stock of CSI in accordance with
Section 228 of the General Corporation Law of the State of Delaware on August 26, 1998.

WITNESS my hand on this 17th day of September, 1998.



                                             ----------------------------------
                                             GLENN PEIPERT, Secretary

                             SECRETARY'S CERTIFICATE


The undersigned, Stanley T. Stairs, Secretary of PATRA CAPITAL LTD., a corporation organized and existing under the laws of the State of Delaware ("Patra") and one of the merging corporations mentioned in the Plan and Agreement of Merger to which this Certificate is attached ("Merger Agreement"), certifies that the Merger Agreement has been approved and adopted by written consent of the holders of all the outstanding stock of Patra in accordance with
Section 228 of the General Corporation Law of the State of Delaware on August 26, 1998.

WITNESS my hand on this 17th day of September, 1998.



                                             ----------------------------------
                                             STANLEY T. STAIRS, Secretary

                                                               EXHIBIT 1.04(b)-1

                       SECURED INSTALLMENT PROMISSORY NOTE

US$5,666,667                                                          [**DATE**]

          FOR VALUE RECEIVED, ELLIGENT CONSULTING GROUP, INC., a Nevada corporation having its registered office at ___________________________________ (hereinafter referred to as "Elligent") and PATRA CAPITAL LTD., a Delaware corporation having its registered office at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware (hereinafter referred to as "Patra"; Elligent and Patra are hereinafter jointly referred to as "Makers") hereby jointly and severally promise to pay to SCOTT NEWMAN, an individual residing at 51 Westmount Drive, Livingston, New Jersey 07039 (hereinafter referred to as "Newman") or to his assignee, the principal sum of FIVE MILLION SIX HUNDRED AND SIXTY-SIX THOUSAND SIX HUNDRED AND SIXTY-SEVEN DOLLARS (US$5,666,667) in installments as set forth on Schedule "A" attached hereto and made a part hereof, together with interest at the rate of eight percent (8%) per annum, payable monthly in arrears, on the unpaid principal balance of each of the Interest Bearing Installments (as defined on Schedule "A") from time to time outstanding from the date hereof until the respective Interest Bearing Installment is fully paid.

          This Note is the Secured Installment Promissory Note referred to in and issued under that certain Pledge Agreement dated as of August 1, 1998 between Newman, Elligent and Glenn Peipert (the "Pledge Agreement"), and this Note and the holder hereof are entitled to all of the benefits provided for in the Pledge Agreement or referred to therein. This Note is the Secured Installment Promissory Note attached as Exhibit 1.04(b)-1 to the Plan and Agreement of Merger made as of August 1, 1998 by and among Patra, Patra Holdings LLC, Conversion Services International, Inc., Newman and Glenn Peipert (the "Merger Agreement").

          This Note is subject to a right of setoff pursuant to Section 8.03 of the Merger Agreement. Newman has the right to accelerate this Note as provided in Section 8 of the Pledge Agreement. An event of default for purposes of this Note shall be the same as an Event of Default under Section 8 of the Pledge Agreement.

          Makers, and each of them, hereby waive protest, presentment for payment, demand for payment, notice of nonpayment, notice of dishonor, protest of dishonor, and consent to and waive notice of any extension, renewal or modification of this Note or any installment of principal or interest granted by Newman.

          No delay or omission on the part of Newman in exercising any remedy, right or option hereunder shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion.

          All payments under this Note shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.

          This Note shall be governed by and construed in accordance with the internal laws of the State of New York.



ELLIGENT CONSULTING GROUP, INC.



By:  _________________________________
      Name:
      Title:



PATRA CAPITAL LTD.


By:  _________________________________
      Name:
      Title:

                                  SCHEDULE "A"


                                                                Interest Bearing
Principal Amount            Payment Date                           Installment
- ----------------            ------------                        ----------------

$666,667.00          45 Business Days (as defined in the              Yes
                     Merger Agreement) after the Closing
                     Date (as defined in the Merger
                     Agreement)

$1,000,000.00*       January 21, 1999                                 Yes

$2,500,000.00        May 1, 1999                                       No

$1,500,000.00        August 1, 1999                                    No


- ----------------------
* The payment of $1,000,000.00 due on January 21, 1999 may, at the option of Maker, be made by the delivery of Conversion Stock (as defined in the Merger Agreement) to Newman in accordance with Sub-Section 1.04(b) and Sub-Section 1.05(a) of the Merger Agreement.

                                                               Elligent: _______
                                                                  Patra: _______
                                                                 Newman: _______

                                                               EXHIBIT 1.04(b)-2

                       SECURED INSTALLMENT PROMISSORY NOTE

US$2,833,333.00                                                        [*DATE**]

          FOR VALUE RECEIVED, ELLIGENT CONSULTING GROUP, INC., a Nevada corporation having its registered office at ____________________________________ (hereinafter referred to as "Elligent") and PATRA CAPITAL LTD., a Delaware corporation having its registered office at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware (hereinafter referred to as "Patra"; Elligent and Patra are hereinafter jointly referred to as "Makers") hereby jointly and severally promise to pay to GLENN PEIPERT, an individual residing at 10 Faas Court, West Orange, New Jersey 07052 (hereinafter referred to as "Peipert") or to his assignee, the principal sum of TWO MILLION EIGHT HUNDRED AND THIRTY-THREE THOUSAND THREE HUNDRED AND THIRTY-THREE DOLLARS (US$2,833,333) in installments as set forth on Schedule "A" attached hereto and made a part hereof, together with interest at the rate of eight percent (8%) per annum, payable monthly in arrears, on the unpaid principal balance of each of the Interest Bearing Installments (as defined on Schedule "A") from time to time outstanding from the date hereof until the respective Interest Bearing Installment is fully paid.

          This Note is the Secured Installment Promissory Note referred to in and issued under that certain Pledge Agreement dated as of August 1, 1998 between Peipert, Elligent and Scott Newman (the "Pledge Agreement"), and this Note and the holder hereof are entitled to all of the benefits provided for in the Pledge Agreement or referred to therein. This Note is the Secured Installment Promissory Note attached as Exhibit 1.04(b)-2 to the Plan and Agreement of Merger made as of August 1, 1998 by and among Patra, Patra Holdings LLC, Conversion Services International, Inc., Peipert and Scott Newman (the "Merger Agreement").

          This Note is subject to a right of setoff pursuant to Section 8.03 of the Merger Agreement. Peipert has the right to accelerate this Note as provided in Section 8 of the Pledge Agreement. An event of default for purposes of this Note shall be the same as an Event of Default under Section 8 of the Pledge Agreement.

          Makers, and each of them, hereby waive protest, presentment for payment, demand for payment, notice of nonpayment, notice of dishonor, protest of dishonor, and consent to and waive notice of any extension, renewal or modification of this Note or any installment of principal or interest granted by Peipert.

          No delay or omission on the part of Peipert in exercising any remedy, right or option hereunder shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion.

          All payments under this Note shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.

          This Note shall be governed by and construed in accordance with the internal laws of the State of New York.



ELLIGENT CONSULTING GROUP, INC.



By:  _________________________________
      Name:
      Title:



PATRA CAPITAL LTD.



By:  _________________________________
      Name:
      Title:

                                  SCHEDULE "A"


                                                               Interest Bearing
Principal Amount           Payment Date                          Installment
- ----------------           ------------                        ----------------
$333,333.34            45 Business Days (as defined in the            Yes
                       Merger Agreement) after the Closing
                       Date (as defined in the Merger
                       Agreement)

$500,000.00*           January 21, 1999                               Yes

$1,250,000.00          May 1, 1999                                    No

$749,999.66            August 1, 1999                                 No



- ----------------------
* The payment of $1,000,000.00 due on January 21, 1999 may, at the option of Maker, be made by the delivery of Conversion Stock (as defined in the Merger Agreement) to Peipert in accordance with Sub-Section 1.04(b) and Sub-Section 1.05(a) of the Merger Agreement.





                                                               Elligent: _______
                                                                  Patra: _______
                                                                Peipert: _______

                                EXHIBIT 3.01(a)-1

   Certificate of Restoration and Revival Certificate of Incorporation of CSI

                                    [OMITTED]

                                EXHIBIT 3.01(a)-2

                   Application for Authority of CSI (New York)

                                    [OMITTED]

                                EXHIBIT 3.01(a)-3

                       Certificate of Incorporation of CSI

                                    [OMITTED]

                                EXHIBIT 3.01(a)-4

                                 By-Laws of CSI

                                    [OMITTED]

                                EXHIBIT 3.01(b)-1

                    Certificate of Incorporation of Doorways

                                    [OMITTED]

                                EXHIBIT 3.01(b)-2

                               By-Laws of Doorways

                                    [OMITTED]

                                SCHEDULE 3.01(e)

                              Conflicts (Contracts)


The following agreements require consents:

1.     Real property lease - 100 Eagle Rock Avenue, East Hanover, NJ
                             Term - 5 years
                             Dated - November 6, 1997

2.     Real property lease - 1st floor, 615 West Mt. Pleasant Avenue,
                             Livingston, NJ
                             Term - ends September 30, 1998

3. Summit Bank Master Advance Note and Security Credit Agreement - dated November 28, 1997 in the amount of $1,500,000.00.

                                SCHEDULE 3.01(i)

                              Compliance with Laws

1. An issue has been raised by the State of New Jersey, Department of Labor regarding CSI's classification of certain employees as independent contractors as opposed to employees.

2.     See also Schedule 3.01(l) and (m).

                               EXHIBIT 3.01 (j)-1

                         CSI Financial Statements as at
                        December 31, 1995, 1996 and 1997

                                    [OMITTED]

                               EXHIBIT 3.01 (j)-2

             CSI and Doorways Interim Financials as at June 30, 1998

                                    [OMITTED]

                               EXHIBIT 3.01 (j)-3

                            Moore Stephens Adjustment

                                    [OMITTED]

                               SCHEDULE 3.01(j)-4

                                 Excluded Assets

1.     Lawstreet.com

                                SCHEDULE 3.01(k)

                                Other Liabilities

1.     See Schedules 3.01(l) and (m).

                                SCHEDULE 3.01(l)

                             Returns and Complaints

1. In the ordinary course of business, CSI receives letters and telephone calls complaining about services provided.

2.     See also Schedules 3.01(k) and (m).

The foregoing disclosures, taken together, will not constitute a material adverse effect on CSI's business or prospects.

                                SCHEDULE 3.01 (m)

                        LITIGATION- Actual and threatened

1. Congedo v. Conversion Services, Inc., Superior Court of New Jersey, Bergen County, Docket No. BER-L-2308-96. This is a contract dispute in which Plaintiff claims approximately $15,000 in damages. Trial call is currently scheduled for September 22, 1998.

2. State of New Jersey, Department of Labor - inquiry regarding CSI's classification of certain employees as independent contractors as opposed to employees.

3. The Matlen Silver Group - litigation alleging amounts due resulting from hiring of George Kearsley - regarding nonsolicitation (June 1993). This matter has been marked settled by the court and settlement papers are to be exchanged. This was a non-cash settlement.

4. Consultant Services Institute - attorney correspondence exchanged regarding CSI assumed name (November 1993). No action was filed.

5. CSI v. GTN Technologies - failure to pay for services rendered by CSI. CSI's counsel has drafted a complaint for non-payment of services rendered which has not yet been filed.

6. Attorney correspondence alleging breach of an employment agreement by CSI regarding Julie Drews Bilotta (no litigation filed and no longer employed at CSI).

7. Bob Bonoff - Independent consultant alleging amounts due (no action filed).

8. CSI v. Malloy Group - failure to pay for services rendered by CSI. CSI's counsel has drafted a complaint for non-payment of services rendered which has not yet been filed.

9. CSI attorney letter threatening litigation regarding Guido Pacia's obligation not to compete. CSI has decided not to pursue litigation.

                                SCHEDULE 3.01(n)

                                 CSI Tax Matters

                                    [OMITTED]

                              SCHEDULE 3.01(n)(i)-1

                     CSI Tax Returns for 1995, 1996 and 1997

                                    [OMITTED]

                              SCHEDULE 3.01(n)(i)-2

                           Doorways, Inc. Tax Returns
                              (1195, 1996 and 1997)

                                    [OMITTED]

                              SCHEDULE 3.01(p)(ii)

                          CSI Dividends, Distributions

1.     See Schedule 3.01(p)(vii).

                              SCHEDULE 3.01(p)(vii)

                           FORGIVEN or CANCELLED DEBT

1. Loans from CSI to shareholders have been reduced by one hundred thousand ($100,000.00) dollars (post June 30, 1998).

                               SCHEDULE 3.01(q)-1

                          Key Employees and Consultants

                                    [OMITTED]

                               SCHEDULE 3.01(q)-2

                        Employee and Consultant Contracts
                                CSI and Doorways

                    (Compensation in excess of $100,000 p.a.)

                                    [OMITTED]

                               SCHEDULE 3.01 (s)-1
                           CSI Officers and Directors

Directors - Scott Newman and Glenn Peipert

Officers  - President - Scott Newman
            Senior Vice President - Glenn Peipert
            Secretary - Glenn Peipert

                               SCHEDULE 3.01(s)-2

                         Doorways Officers and Directors

Director - Scott Newman

Officers - President - Scott Newman
           Secretary - Scott Newman

                               SCHEDULE 3.01(t)-1

                                CSI Bank Accounts

                                    [OMITTED]

                               SCHEDULE 3.01(t)-2

                             Doorways Bank Accounts

                                    [OMITTED]

                                SCHEDULE 3.01(u)

                                    Contracts

This Schedule should be read in its entirety - there are many contracts which fit into more than one category.

3.01(u)(i)

Summit Bank Master Advance Note and Security Credit Agreement - dated November 28, 1997 in the amount of $1,500,000.00 (including CSI correspondence).

November 1997 Standby Letter of Credit in the amount of $167,344.00

3.01(u)(ii)

CSI Employee Agreements
CSI Contract Employee Agreements
CSI Independent Contractor Agreements
Professional Services Agreement (sample)

3.01(u)(iii)

none

3.01(u)(iv)

401K Profit Sharing Plan Documents (Red Bank Pension Services, Inc.)
CSI Long term disability plan booklet - UNUM Life Ins. Co.
CSI Group Insurance Book - Paul Revere Life Ins. Co.
Aetna Retirement Services Package
American National Fire Insurance Company - Commercial Property, Commercial General Liability, Commercial Crime, Commercial Inland Marine, Commercial Boiler and Machinery, Commercial Auto, and Commercial Umbrella
American National Fire Insurance Company - Workers Compensation, Employers Liability
American Alliance Insurance Company - Umbrella Policy
CSI Shareholders Agreement
Jaguar Credit Corp. - automobile lease
State Farm Indemnity Co. - Auto Insurance - Scott Newman
First Trenton Indemnity Co. - Auto Insurance - Glenn Piepert

3.01(u)(v)

none

3.01  (u)(vi)

none

3.01(u)(vii)

Jaguar Cars; Doorways, Inc. Software Development and License Agreement with CSI; Marsh & McLennan Group Associates; Lifespan; Morgan Stanley; Sterling Testing Systems; ACS- East; ADP; Arco; Arnold & S. Bleichroeder; Cendant; Corporate Express; Crum & Foster Insurance; Cytec Industries, Inc.; Ernst & Young; Goldman Sachs & Co.; GTN Technologies, LLC; ISP Management Co., Inc.; Barnes & Noble; Bell Atlantic; H) Edwards; Lenox, Inc. Lifespan Info. Services; Lucent Tech.; Merrill Lynch; Morgan Stanley; Merck & Co.; Metlife; Navieras NPR Inc.; Party City; Pfizer; Prudential; Securities Industry Automation Corp.; Smith Barney; Sony Electronics, Inc.; Soros Fund Management; Tiffany Computer Systems, Inc.; Summit Bancorp.; Volvo; NYLCare Health Care Plans of New Jersey, Inc.

3.01(u)(viii)

- -See 3.01 (y)

3.01(u)(ix)

 none

3.01(u)(x)

 none

3.01(u)(xi)

 none

3.01(u)(xii)

 none

Additional Contracts

Real Property Lease - 100 Eagle Rock Avenue, East Hanover, NJ
Real Property Lease (and amendments) - 1st floor, 615 West Mt. Pleasant Avenue, Livingston, New Jersey
Equipment Leases - Bankvest Capital Corp

Lease Agreement with IKON for copier, dated March 30, 1998.
Matlen Silver Group, Inc. Agreement
Imperial Capital Equipment Contract
nView Equipment Contract
Ikon Equipment Leases
Matthijssen, Inc. Office Equipment Maintenance Agreement
Presentation Products Equipment Lease
GE Capital Equipment Lease Agreement Sample Confidentiality Agreement

                                SCHEDULE 3.01(w)

                           Related Party Transactions

1.   Doorways, Inc. will be contributed prior to closing.

                                Schedule 3.01(x)
                                    Insurance

1.   American Alliance Insurance Co. - General Corporate Policy.
2. American national Fire Insurance Co. - Workers Compensation and Employers Liability Insurance.
3. American National Fire Insurance Co. - Commercial Property, Commercial General Liability, Commercial Crime, Commercial Inland Marine, Commercial Boiler and Machinery, Commercial Auto, and Commercial Umbrella.
4.   State Farm Indemnity Co. - Auto Insurance - Scott Newman.
5.   First Trenton Indemnity Co. - Auto Insurance - Glenn Peipert.

                                Schedule 3.01(y)

                       CSI Trademark/Intellectual Property

Doorways, Inc. and Conversion Services International, Inc. are the corporate names. CSI -Tracker or Tracker is a customer service, help desk software product. Wang 2 IBM is a software conversion tool used to convert Wang files to AS 100 files - it is no longer used. CSI/400 is a COBOL conversion software product and it is no longer in existence. Doorways is a dynamic menu manager software product that is no longer in existence. The only formal copyright filed was for Wang 2 IBM.

                                Exhibit 4.01(a)-1

                               Patra Capital Ltd.

                          Certificate of Incorporation

                                    [OMITTED]

                                Exhibit 4.01(a)-2

                           Patra Capital Ltd. By-Laws

                                    [OMITTED]

                                 Exhibit 4.03(a)

                               Patra Holdings LLC

                            Certificate of Formation

                                    [OMITTED]

                                  Schedule 6.01

                                 Loan Guarantees

          Scott Newman and Glenn Peipert are to be removed as guarantors from the Summit Bank Line of Credit dated September 13, 1993, as extended on August 31.

                                                               EXHIBIT 6.02(b)-1

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the ____ day of ______________, 1998 (the "Effective Date"), by and between ELLIGENT CONSULTING GROUP, INC., a Nevada corporation (the "Company"), and SCOTT NEWMAN, an individual residing at 51 Westmount Drive, Livingston, New Jersey 07039 (the "Shareholder"),

                                   WITNESSETH:

     WHEREAS, Patra Capital Ltd. ("Patra"), Patra Holdings LLC, Conversion Services International, Inc., Glenn Peipert, and the Shareholder have entered into a Plan and Agreement of Merger dated as of August 1, 1998 ("Merger Agreement") pursuant to which Shareholder has received newly issued unregistered shares of the Company's common stock (the "Company Shares"); and

     WHEREAS, the Company is willing to grant certain registration rights to the Shareholder with respect to the Company Shares; and

     WHEREAS, the Company wishes to execute this Agreement and to grant to the Shareholder the rights contained herein;

     NOW THEREFORE, the parties hereto agree as follows:

Section l.        Registration Rights.

         1.01.    Definitions.  As used in this Agreement:

         (a) The terms "Register", "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the subsequent declaration or ordering of the effectiveness of such registration statement.

         (b) The term "Registrable Securities" means:

              (i) the Company Shares issued to the Shareholder pursuant to the Merger Agreement; and

              (ii) any other shares of common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Company Shares designated in Section 1.01(b)(i), excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights and duties under this Agreement are not assigned; provided, however, that the Company's common stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

     (c) The term "Holder" means any holder of outstanding Registrable Securities who, subject to the limitations set forth in Section 1.09, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

     (d) The term "Business Day" means any day except Saturday, Sunday or a statutory holiday in the State of New York or the State of Nevada.

     1.02. Piggyback Registration.

     (a) During the period beginning ______ (__) months following the Effective Date and ending twenty-four (24) months following the Effective Date (the "Piggyback Period"), the Company will notify the Holders in writing at least thirty (30) days prior to filing its first registration statement under the Securities Act during the Piggyback Period for purposes of effecting a public offering of the Company's common stock whether or not for its own account (excluding any registration statement on Form S-8 or Form S-4 or any successor forms) and will afford the Holder(s) an opportunity to include in such registration statement all or any part of the Registrable Securities not previously sold by the Holder(s), subject to underwriter's cutbacks, if any, pursuant to Section 1.02(b) below. If a Holder desires to include in any such registration statement all or any part of such Registrable Securities, such Holder will, within twenty (20) days after receipt of the foregoing notice from the Company, so notify the Company in writing. The Holder's notice will inform the Company of the number of shares the Holder wishes to include in such registration statement. Notwithstanding anything in this Section 1.02 to the contrary, if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to all Holders and thereupon shall be relieved of its obligations to register any Registrable Securities in connection with such abandoned registration without prejudice to the rights of Holders under this Section 1.02.

     (b) If a registration statement for which the Company gives notice under this Section 1.02 is for an underwritten offering, the Company will so advise the Holders. In such event, a Holder's right to include Registrable Securities in a registration pursuant to this Section 1.02 will be conditioned upon such Holder's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. In order to participate in the underwriting, a Holder must enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting and satisfy all the terms, conditions and obligations contained therein. Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares (including any or all of the Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated first, to the shares to be sold by the Company and any shares proposed to be sold thereunder by a Holder on a pro rata basis based upon the number of shares proposed to be sold by the Company and a Holder, respectively, and, second, to any shares proposed to be sold thereunder by any holders of registration rights granted by the Company (other than to a Holder) on a pro rata basis based upon the number of shares of each such Holder entitled to such registration. If a Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any shares excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration and such Holder shall no longer have any rights to include its Registrable Securities in such registration.

     (c) Notwithstanding anything in this Section 1.02 to the contrary, a Holder shall not have the right to include its Registrable Securities in any distribution or registration of securities by the Company which is a result of a merger, consolidation, acquisition, exchange offer, recapitalization, reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan or any similar transaction having the same effect.

     (d) All expenses incurred in connection with a registration effected pursuant to this Section 1.02, including (without limitation) all registration, filing, qualification, printer and accounting fees shall be borne by the Company. The Company shall not be required to pay any underwriters' or brokers' fees, discounts or commissions relating to the Registrable Securities, or the fees or expenses of separate counsel to the selling Holders, unless the Company's counsel is unable or unwilling to represent the selling Holders.

     1.03. Obligations of the Company. When required under Section 1.02 to effect the registration of any Registrable Securities, the Company shall, as soon as reasonably practicable:

     (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for the period in which shares are sold by the Company thereunder.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of Registrable Securities pursuant to the terms and subject to the conditions of this Agreement.

     (c) Furnish to the Holders such numbers of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Notify each Holder of Registrable Securities covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, whereupon each Holder shall cease utilizing such prospectus and the Company agrees, as soon thereafter as reasonably practicable, to supplement the prospectus so as to meet the requirements of the Securities Act, and to notify the Holders of such action.

     (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (f) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.05 Obligation of the Holders.

     (a) Each Holder agrees that, upon receipt of a notice from the Company of any suspension or stop-order relating to a registration statement covering the Registrable Securities, such Holder will forthwith forego or delay the disposition of any Registrable Securities covered by such registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of any prospectus covering such Registrable Securities.

     (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities pursuant to the Securities Act.

     1.06. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Securities Exchange Act of 1934, as amended (the"1934 Act"), or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay, as incurred, any reasonable legal or other expenses incurred by any person intended to be indemnified pursuant to this Section 1.06(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.06(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs (i) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Holder or (ii) as a result of any use or delivery by a Holder of a prospectus other than the most current prospectus made available to such Holder by the Company.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, any other Holder selling securities in such registration statement, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (i) in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or (ii) as a result of any use or delivery by such Holder of a prospectus other than the most current prospectus made available to such Holder by the Company; and each such Holder will pay, as incurred, any reasonable legal or other expenses incurred by any person intended to be indemnified pursuant to this Section 1.06(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.06(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. The liability of a selling Holder under this paragraph (b) and under paragraph (d) below shall be limited to an amount equal to the net proceeds to such selling Holder from the sale of such Holder's Registrable Securities hereunder.

     (c) Promptly after receipt by an indemnified party under this Section 1.06 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.06, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel of the indemnifying party's choosing. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.06, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.06.

     (d) If the indemnification provided in this Section 1.06 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) The obligations of the Company and Holders under this Section 1.06 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.07. Reports under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act;

     (c) upon the request of any Holder, furnish to such Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     1.08. Certain Additional Agreements of the Holder(s).

     (a) Prior to and so long as the Registration Statement shall remain effective, each Holder shall:

          (i) not engage in any stabilization activity in connection with the Company's common stock;

          (ii) not bid for or purchase any of the Company's common stock or any rights to acquire any of the Company's common stock, or attempt to induce any person to purchase any of the Company's common stock other than as permitted under the 1934 Act; or

          (iii) effect all sales of Registrable Securities in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers or in privately negotiated transactions where no broker or other third party (other than the purchaser) is involved.

     (b) Without limiting any other provision of this Agreement, no Holder shall engage in any short-sales of the Company's common stock prior to the effectiveness of the registration statement pursuant to which the Holder is offered the opportunity to sell its Registrable Securities hereunder, except to the extent that any such short-sale is fully covered by freely tradable shares of the Company's common stock.

     1.09. Assignment of Registration Rights. The registration rights granted pursuant to this Section 1 are not assignable other than in connection with a transfer of such Registrable Securities to any spouse, son or daughter of the Shareholder, or to trustees of a trust the beneficiaries of which include the Shareholder and any spouse, son or daughter of the Shareholder, provided that all such transferees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Section 1, and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such Registrable Securities by the transferee is restricted under the Securities Act. Any attempted assignment of registration rights in contravention of this Section 1.09 shall be null and void. The Shareholder shall, within a reasonable time after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned.

     1.10. Termination of Registration Rights. Subject to Section 1.06 the registration rights granted under this Section 1 shall terminate upon the earlier of (i) two (2) years following the Effective Date, (ii) all of the Holder's Registrable Securities have been registered pursuant to this Agreement, or (iii) with respect to any Holder, at such time as such Holder may sell all of such Holder's Registrable Securities in any single three (3) month period pursuant to Rule 144 (or such successor rule as may be adopted).

Section 2. Miscellaneous.

     2.01. Assignment. Subject to the provisions of Section 1.09 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

     2.02. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     2.03. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the conflict of laws provisions thereof.

     2.04. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.05. Notices. Any notice, demand, request or other communication which by any provision of this Agreement is required or permitted to be given to or served on any party hereto shall be given in writing (setting forth in reasonable detail the purpose of such notice, demand, request or communication and identifying the provision of this Agreement pursuant to which such notice, demand, request or communication is given), and shall be deemed to be effective for all purposes when (i) delivered personally, (ii) sent by facsimile transmission, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below for such party:

       (a)    If to Company:      Elligent Consulting Group, Inc.
                                  152 West 57th Street, 40th Floor
                                  New York, NY  10019
                                  Telefax:  (212) 765-2924
                                  Attn.:  Mr. Andreas Typaldos

                            with copy to:     Stairs Dillenbeck Finley & Merle
                                              330 Madison Avenue, Suite 2900
                                              New York, NY  10017-5090
                                              Telefax No.:  (212) 687-3523
                                              Attn.:  Stanley T. Stairs, Esq.

       (b)    If to Shareholder:  Mr. Scott Newman
                                  51 Westmount Drive
                                  Livingston, New Jersey 07039
                                  Telefax No.:

                            with copy to:     Ellenoff Grossman & Schole LLP
                                              370 Lexington Avenue
                                              19th Floor
                                              New York, NY  10017
                                              Telefax No.:  (212) 370-7889
                                              Attn.:   Douglas S. Ellenoff, Esq.

or to such other addresses as may be from time to time furnished in writing by any party hereto in accordance with this Subsection 2.05. Any such notice shall be deemed to be delivered, given, and received (x) as of the date so delivered, if delivered personally, (y) as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid, or (z) if transmitted by facsimile at the opening of business in the office of the addressee on the business day next following the transmission thereof. In this paragraph, "business day" means any day except Saturday, Sunday or a statutory holiday in the State of New York or the State of New Jersey.

     2.06. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

     2.07. Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of the Company and the Holders of at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. Each Holder acknowledges that by the operation of this Section 2.07, the Holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

     2.08. Rights of Holders. Each Holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

     2.09. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

     2.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

ELLIGENT CONSULTING GROUP, INC.

By:
   ------------------------------------          ------------------------------
    Name:                                        SCOTT NEWMAN
    Title:

                                                               EXHIBIT 6.02(b)-2

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the ____ day of ______________, 1998 (the "Effective Date"), by and between ELLIGENT CONSULTING GROUP, INC., a Nevada corporation (the "Company"), and GLENN PEIPERT, an individual residing at 10 Faas Court, West Orange, New Jersey 07052 (the "Shareholder"),

                                   WITNESSETH:

     WHEREAS, Patra Capital Ltd. ("Patra"), Patra Holdings LLC, Conversion Services International, Inc., Scott Newman, and the Shareholder have entered into a Plan and Agreement of Merger dated as of August 1, 1998 ("Merger Agreement") pursuant to which Shareholder has received newly issued unregistered shares of the Company's common stock (the "Company Shares"); and

     WHEREAS, the Company is willing to grant certain registration rights to the Shareholder with respect to the Company Shares; and

     WHEREAS, the Company wishes to execute this Agreement and to grant to the Shareholder the rights contained herein;

     NOW THEREFORE, the parties hereto agree as follows:

Section l. Registration Rights.

     1.01. Definitions. As used in this Agreement:

     (a) The terms "Register", "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the subsequent declaration or ordering of the effectiveness of such registration statement.

     (b) The term "Registrable Securities" means:

          (i) the Company Shares issued to the Shareholder pursuant to the Merger Agreement; and

          (ii) any other shares of common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Company Shares designated in Section 1.01(b)(i), excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights and duties under this Agreement are not assigned; provided, however, that the Company's common stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

     (c) The term "Holder" means any holder of outstanding Registrable Securities who, subject to the limitations set forth in Section 1.09, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

     (d) The term "Business Day" means any day except Saturday, Sunday or a statutory holiday in the State of New York or the State of Nevada.

     1.02. Piggyback Registration.

     (a) During the period beginning _____(__) months following the Effective Date and ending twenty-four (24) months following the Effective Date (the "Piggyback Period"), the Company will notify the Holders in writing at least thirty (30) days prior to filing its first registration statement under the Securities Act during the Piggyback Period for purposes of effecting a public offering of the Company's common stock whether or not for its own account (excluding any registration statement on Form S-8 or Form S-4 or any successor forms) and will afford the Holder(s) an opportunity to include in such registration statement all or any part of the Registrable Securities not previously sold by the Holder(s), subject to underwriter's cutbacks, if any, pursuant to Section 1.02(b) below. If a Holder desires to include in any such registration statement all or any part of such Registrable Securities, such Holder will, within twenty (20) days after receipt of the foregoing notice from the Company, so notify the Company in writing. The Holder's notice will inform the Company of the number of shares the Holder wishes to include in such registration statement. Notwithstanding anything in this Section 1.02 to the contrary, if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to all Holders and thereupon shall be relieved of its obligations to register any Registrable Securities in connection with such abandoned registration without prejudice to the rights of Holders under this Section 1.02.

     (b) If a registration statement for which the Company gives notice under this Section 1.02 is for an underwritten offering, the Company will so advise the Holders. In such event, a Holder's right to include Registrable Securities in a registration pursuant to this Section 1.02 will be conditioned upon such Holder's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. In order to participate in the underwriting, a Holder must enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting and satisfy all the terms, conditions and obligations contained therein. Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares (including any or all of the Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated first, to the shares to be sold by the Company and any shares proposed to be sold thereunder by a Holder on a pro rata basis based upon the number of shares proposed to be sold by the Company and a Holder, respectively, and, second, to any shares proposed to be sold thereunder by any holders of registration rights granted by the Company (other than to a Holder) on a pro rata basis based upon the number of shares of each such Holder entitled to such registration. If a Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any shares excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration and such Holder shall no longer have any rights to include its Registrable Securities in such registration.

     (c) Notwithstanding anything in this Section 1.02 to the contrary, a Holder shall not have the right to include its Registrable Securities in any distribution or registration of securities by the Company which is a result of a merger, consolidation, acquisition, exchange offer, recapitalization, reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan or any similar transaction having the same effect.

     (d) All expenses incurred in connection with a registration effected pursuant to this Section 1.02, including (without limitation) all registration, filing, qualification, printer and accounting fees shall be borne by the Company. The Company shall not be required to pay any underwriters' or brokers' fees, discounts or commissions relating to the Registrable Securities, or the fees or expenses of separate counsel to the selling Holders, unless the Company's counsel is unable or unwilling to represent the selling Holders.

     1.03. Obligations of the Company. When required under Section 1.02 to effect the registration of any Registrable Securities, the Company shall, as soon as reasonably practicable:

     (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for the period in which shares are sold by the Company thereunder.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of Registrable Securities pursuant to the terms and subject to the conditions of this Agreement.

     (c) Furnish to the Holders such numbers of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Notify each Holder of Registrable Securities covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, whereupon each Holder shall cease utilizing such prospectus and the Company agrees, as soon thereafter as reasonably practicable, to supplement the prospectus so as to meet the requirements of the Securities Act, and to notify the Holders of such action.

     (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (f) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.05 Obligation of the Holders.

     (a) Each Holder agrees that, upon receipt of a notice from the Company of any suspension or stop-order relating to a registration statement covering the Registrable Securities, such Holder will forthwith forego or delay the disposition of any Registrable Securities covered by such registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of any prospectus covering such Registrable Securities.

     (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities pursuant to the Securities Act.

     1.06. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Securities Exchange Act of 1934, as amended (the"1934 Act"), or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay, as incurred, any reasonable legal or other expenses incurred by any person intended to be indemnified pursuant to this Section 1.06(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.06(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs (i) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Holder or (ii) as a result of any use or delivery by a Holder of a prospectus other than the most current prospectus made available to such Holder by the Company.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, any other Holder selling securities in such registration statement, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (i) in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or (ii) as a result of any use or delivery by such Holder of a prospectus other than the most current prospectus made available to such Holder by the Company; and each such Holder will pay, as incurred, any reasonable legal or other expenses incurred by any person intended to be indemnified pursuant to this Section 1.06(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.06(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. The liability of a selling Holder under this paragraph (b) and under paragraph (d) below shall be limited to an amount equal to the net proceeds to such selling Holder from the sale of such Holder's Registrable Securities hereunder.

     (c) Promptly after receipt by an indemnified party under this Section 1.06 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.06, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel of the indemnifying party's choosing. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.06, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.06.

     (d) If the indemnification provided in this Section 1.06 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) The obligations of the Company and Holders under this Section 1.06 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.07. Reports under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act;

     (c) upon the request of any Holder, furnish to such Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     1.08. Certain Additional Agreements of the Holder(s).

     (a) Prior to and so long as the Registration Statement shall remain effective, each Holder shall:

          (i) not engage in any stabilization activity in connection with the Company's common stock;

          (ii) not bid for or purchase any of the Company's common stock or any rights to acquire any of the Company's common stock, or attempt to induce any person to purchase any of the Company's common stock other than as permitted under the 1934 Act; or

          (iii) effect all sales of Registrable Securities in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers or in privately negotiated transactions where no broker or other third party (other than the purchaser) is involved.

     (b) Without limiting any other provision of this Agreement, no Holder shall engage in any short-sales of the Company's common stock prior to the effectiveness of the registration statement pursuant to which the Holder is offered the opportunity to sell its Registrable Securities hereunder, except to the extent that any such short-sale is fully covered by freely tradable shares of the Company's common stock.

     1.09. Assignment of Registration Rights. The registration rights granted pursuant to this Section 1 are not assignable other than in connection with a transfer of such Registrable Securities to any spouse, son or daughter of the Shareholder, or to trustees of a trust the beneficiaries of which include the Shareholder and any spouse, son or daughter of the Shareholder, provided that all such transferees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Section 1, and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such Registrable Securities by the transferee is restricted under the Securities Act. Any attempted assignment of registration rights in contravention of this Section 1.09 shall be null and void. The Shareholder shall, within a reasonable time after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned.

     1.10. Termination of Registration Rights. Subject to Section 1.06 the registration rights granted under this Section 1 shall terminate upon the earlier of (i) two (2) years following the Effective Date, (ii) all of the Holder's Registrable Securities have been registered pursuant to this Agreement, or (iii) with respect to any Holder, at such time as such Holder may sell all of such Holder's Registrable Securities in any single three (3) month period pursuant to Rule 144 (or such successor rule as may be adopted).

Section 2. Miscellaneous.

     2.01. Assignment. Subject to the provisions of Section 1.09 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

     2.02. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     2.03. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the conflict of laws provisions thereof.

     2.04. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.05. Notices. Any notice, demand, request or other communication which by any provision of this Agreement is required or permitted to be given to or served on any party hereto shall be given in writing (setting forth in reasonable detail the purpose of such notice, demand, request or communication and identifying the provision of this Agreement pursuant to which such notice, demand, request or communication is given), and shall be deemed to be effective for all purposes when (i) delivered personally, (ii) sent by facsimile transmission, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below for such party:

         (a)    If to Company:    Elligent Consulting Group, Inc.
                                  152 West 57th Street, 40th Floor
                                  New York, NY  10019
                                  Telefax:  (212) 765-2924
                                  Attn.:  Mr. Andreas Typaldos

                           with copy to:      Stairs Dillenbeck Finley & Merle
                                              330 Madison Avenue, Suite 2900
                                              New York, NY  10017-5090
                                              Telefax No.:  (212) 687-3523
                                              Attn.:  Stanley T. Stairs, Esq.

         (b)    If to Shareholder:  Mr. Glenn Peipert
                                    10 Faas Court
                                    West Orange, New Jersey 07052
                                    Telefax No.:  (973) 669-8802

                           with copy to:      Ellenoff Grossman & Schole LLP
                                              370 Lexington Avenue
                                              19th Floor
                                              New York, NY  10017
                                              Telefax No.:  (212) 370-7889
                                              Attn.:   Douglas S. Ellenoff, Esq.

or to such other addresses as may be from time to time furnished in writing by any party hereto in accordance with this Subsection 2.05. Any such notice shall be deemed to be delivered, given, and received (x) as of the date so delivered, if delivered personally, (y) as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid, or (z) if transmitted by facsimile at the opening of business in the office of the addressee on the business day next following the transmission thereof. In this paragraph, "business day" means any day except Saturday, Sunday or a statutory holiday in the State of New York or the State of New Jersey.

     2.06. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

     2.07. Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of the Company and the Holders of at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. Each Holder acknowledges that by the operation of this Section 2.07, the Holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

     2.08. Rights of Holders. Each Holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

     2.09. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

     2.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

ELLIGENT CONSULTING GROUP, INC.

By:
   -----------------------------------                 ------------------------
      Name:                                            GLENN PEIPERT
      Title:

                                                               EXHIBIT 7.02(i)-1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") made as of the ___day of August 1998, by and between PATRA CAPITAL LTD., a Delaware corporation having its registered office at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware (the "Corporation") and SCOTT NEWMAN, an individual residing at 51 Westmount Drive, Livingston, New Jersey 07039 ("Mr. Newman"),

                              W I T N E S S E T H:

    WHEREAS, the Corporation desires to engage Mr. Newman as its President; and, WHEREAS, Mr. Newman desires to serve in such capacity;
    NOW THEREFORE, the parties hereto agree as hereinafter set forth:

Section 1. Employment. The Corporation hereby employs and appoints Mr. Newman, and Mr. Newman hereby accepts such employment and appointment with the Corporation, as President of the Corporation, effective as of the Effective Date (as hereinafter defined).

Section 2. Term of this Agreement. The term of this Agreement shall begin as of August 1, 1998 (the "Effective Date") and shall terminate three (3) years from the Effective Date, unless earlier terminated as provided in Section 7 hereof (the "Term"). The Term will automatically be renewed for succeeding twelve (12) month periods, unless, not less that sixty (60) days prior to the end of the initial Term or any renewal Term, one of the parties gives the other party written notice that it elects not to renew this Agreement whereupon this Agreement will terminate at the end of the initial Term or renewal Term during which the notice is given.

Section 3. Duties. Mr. Newman shall be the President of the Corporation and shall comply with such reasonable instructions as the Corporation's Board of Directors and/or the President of the Corporation's parent company may issue to him from time to time during the Term. Mr. Newman shall diligently and conscientiously devote his full and exclusive time and attention and best efforts to the performance of his duties hereunder. Mr. Newman shall have those powers and perform those duties generally associated with his position as well as those responsibilities as the Board of Directors may reasonably request of him from time to time, which responsibilities shall be consistent with those of a senior executive officer. His duties shall include the following:

     (i) general management of the Corporation; and
     (ii) serving on the Management Committee of the Corporation's parent company.

Mr. Newman shall be directly responsible to the President of the Corporation's parent company. Mr. Newman shall, from time to time, hold such other senior offices and/or directorships in the Corporation to which he may, with his permission, be elected or appointed by the shareholders or Board of Directors of the Corporation.

Section 4. Salary. The Corporation agrees to pay Mr. Newman a salary (the "Salary") of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) per year during the Term of this Agreement. The Salary shall be compensation for all positions held by Mr. Newman at the Corporation or at any affiliate of the Corporation. The Salary will be reviewed annually by the Board of Directors of the Corporation, taking into consideration the performance of Mr. Newman and the compensation arrangements accorded to executives of similar skill and stature of the Corporation's parent company. The Salary shall be paid monthly, or at such other intervals as the parties may agree.

Section 5. Expenses. Mr. Newman shall be entitled to reimbursement by the Corporation, upon submission to the Corporation in accordance with its operating procedures of appropriate vouchers or other receipts, for business expenses (including travel and entertainment and other out-of-pocket expenses) reasonably incurred by him in the performance of his duties hereunder.

Section 6. Benefits.

     6.01. General. Mr. Newman shall be entitled to participate, and receive benefits from, any pension, profit sharing, insurance, medical, vacation, stock purchase, stock option, and other employee benefit plan of the Corporation which may be in effect at any time during the Term and which shall be generally available to senior executives of the Corporation or of the Corporation's parent company, or which may be granted to him by the Board of Directors of the Corporation. Such benefits shall include the benefits which Mr. Newman was receiving as of July 31, 1998 from Conversion Services International, Inc.

     6.02. Medical Insurance. Mr. Newman shall be entitled to participate in the medical insurance policy presently in effect for employees of the Corporation in accordance with its terms. The inability of Mr. Newman and his immediate family to qualify for participation in the Corporation's present medical insurance policy shall not be deemed a breach of this Agreement.

     Section 7. Termination for Cause. The Corporation may terminate Mr. Newman's employment hereunder for "Cause" (as hereinafter defined) at any time by giving notice in writing to Mr. Newman. Such notice shall be effective upon the giving thereof. Upon termination for

Cause, payment of all compensation to Mr. Newman shall cease. For purposes of this Agreement "Cause" shall mean (i) the continued failure by Mr. Newman substantially to perform his duties under this Agreement (other than any such failure resulting from Mr. Newman's incapacity due to physical or mental illness as provided in Section 8 of this Agreement) after a written demand for substantial performance is given to Mr. Newman at the direction of the Board of Directors of the Corporation which specifically identifies the manner in which it is believed that Mr. Newman has not substantially performed his duties hereunder, and giving Mr. Newman fifteen (15) days in which to correct such failure to perform, (ii) the willful engaging by Mr. Newman in misconduct materially or demonstrably injurious to the Corporation or any subsidiary or affiliate of the Corporation, or (iii) breach of fiduciary duty, fraud, misappropriation, embezzlement, arrest for a felony, habitual drunkenness, or use of any illegal substances by Mr. Newman.

Section 8. Death or Disability.

     8.01. Death. Upon the death of Mr. Newman during the Term, this Agreement shall terminate on such date of death and the Salary payable to Mr. Newman shall cease to be paid thereafter.

     8.02. Disability. If during the Term Mr. Newman fails because of illness or other physical or mental incapacity to perform the services required to be performed by him hereunder for the consecutive period of more than sixty (60) days, or for shorter periods aggregating more than ninety (90) days in any consecutive twelve-month period, then the Board of Directors of the Corporation, in its discretion, may at any time thereafter terminate this Agreement by giving not less than ten (10) days written notice thereof to Mr. Newman during which period Mr. Newman shall have the right to present to the Board of Directors evidence that he is able properly to perform his duties under this Agreement. In the event that the Board of Directors in its discretion, exercised in good faith, nevertheless continues to believe that Mr. Newman is unable so to perform, this Agreement shall terminate upon the date set forth in such notice. No such notice may be given if prior to the date thereof, Mr. Newman's illness or physical or mental incapacity shall have terminated and he shall be physically and mentally able to perform the services required hereunder and shall have taken up and be performing such duties.

     8.03. Rights Not Affected. The termination of this Agreement by reason of death or disability pursuant to this Section 8 shall not affect the right of Mr. Newman or his estate, as the case may be, to receive any payments hereunder to which Mr. Newman would be otherwise entitled.

Section 9. Non-Competition; Confidentiality; Non-Solicitation.

     9.01. Non-Competition. Mr. Newman agrees that (i) during his employment by the Corporation, and for a period of twelve (12) months thereafter, neither he nor any firm or corporation in which he may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, lender of money or a guarantor, shall at any time during such period be engaged directly or indirectly in any "business competitive to that of the Corporation" (as hereinafter defined); provided, however, that the foregoing agreement of non-competition shall not be deemed breached by ownership by Mr. Newman (as a result of open market purchase) of one percent (1%) or less of any class of capital stock of a corporation which is regularly traded on a national securities exchange or with the NASDAQ System. The term "business competitive to that of the Corporation" as used herein shall mean a business involved in the technology consulting business.

     9.02. Confidentiality. Mr. Newman acknowledges and agrees that his duties under this Agreement will involve the use and creation of customer lists, prospect lists, know-how, future plans, and other trade secrets of the Corporation and of the Corporation's parent company and affiliates which are valuable, proprietary, confidential and not in the public domain (the "Proprietary Information"). Accordingly, Mr. Newman agrees that during the period of his employment by the Corporation, and for three (3) years following the cessation of such employment, except as may be required by applicable law or legal process, Mr. Newman shall not, without the prior written consent of the Board of Directors of the Corporation or a person authorized thereby, disclose, divulge, permit access to or communicate, directly or indirectly, any Proprietary Information to any person, other than an employee of the Corporation or one of its affiliates or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Mr. Newman of his duties as an executive of the Corporation.

     9.03. Non-Solicitation. Mr. Newman agrees that during his employment by the Corporation, and for a period of twelve (12) months thereafter, he will not, directly or indirectly, induce or attempt to induce any employee of the Corporation, or of any of its affiliates, to terminate his or her employment therewith.

     9.04. Severability. The parties intend that the covenants contained in Sub-Sections 9.01, 9.02 and 9.03 hereof shall be deemed to be a series of separate covenants, one for each county of each state where the party which is intended to be protected by such covenant does business. If in any judicial proceeding a court shall refuse to enforce all of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.

     9.05. Injunctive Relief. Mr. Newman acknowledges and agrees that by reason of the irreparable harm that would be sustained by the Corporation or its affiliates in the event of a breach by Mr. Newman of the covenants contained in this Section 9, for which there would be no adequate remedy at law, the Corporation and such affiliates shall be entitled to enforcement of the covenants contained in this Section 9 by injunction or decree of specific performance by a court of competent jurisdiction, in addition to any other rights or remedies that the Corporation may have under this Agreement or otherwise, without the necessity of providing a bond or other undertaking in connection therewith.

     9.06. Breach of Agreement. In the event that there is a final non-appealable judgment by a court of competent jurisdiction that the Corporation or Elligent Consulting Group, Inc. ("Elligent") is in default under either of the two Installment Promissory Notes (as defined in the Plan and Agreement of Merger dated as of August 1, 1998 among Mr. Newman, Glenn Peipert, Conversion Services International, Inc., the Corporation and Patra Holdings
LLC), then thereafter the provisions of Sub-Sections 9.01, 9.02 and 9.03 hereof shall be of no further force and effect except that (i) Sub-

Section 9.02 shall continue to apply with respect to the confidentiality of the Proprietary Information of the Corporation's parent company and affiliates and
(ii) Sub-Section 9.03 shall continue to apply with respect to the non-solicitation of the employees of the Corporation's parent company and affiliates, and Mr. Newman shall enter into an agreement with Elligent, reasonably satisfactory to counsel for Elligent, incorporating such provisions.

Section 10. Notices. Any notice, demand, request or other communication which by any provision of this Agreement is required or permitted to be given to or served on any party hereto shall be given in writing (setting forth in reasonable detail the purpose of such notice, demand, request or communication and identifying the provision of this Agreement pursuant to which such notice, demand, request or communication is given), and shall be deemed to be effective for all purposes when (i) delivered personally, (ii) sent by facsimile transmission, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below for such party:

         (a)    If to Corporation:   Patra Capital Ltd.
                                     c/o Patra Holdings LLC
                                     152 West 57th Street
                                     40th Floor
                                     New York, New York 10019
                                     Telefax No.: (212) 765-2924
                                     Attn.:  Mr. Andreas Typaldos


                              with copy to:   Stairs Dillenbeck Finley & Merle
                                              330 Madison Avenue, Suite 2900
                                              New York, NY  10017-5090
                                              Telefax No.:  (212) 687-3523
                                              Attn.:  Stanley T. Stairs, Esq.

         (b)    If to Newman: Scott Newman
                                51 Westmount Drive
                                Livingston, New Jersey 07039
                                Telefax No.:  _____________

                              with copy to:   Ellenoff Grossman & Schole LLP
                                              370 Lexington Avenue
                                              19th Floor
                                              New York, NY  10017
                                              Telefax No.:  (212) 370-7889
                                              Attn.:   Douglas S. Ellenoff, Esq.

or to such other addresses as may be from time to time furnished in writing by any party hereto in accordance with this Section 10. Any such notice shall be deemed to be delivered, given, and received (x) as of the date so delivered, if delivered personally, (y) as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid, or (z) if transmitted by facsimile at the opening of business in the office of the addressee on the business day next following the transmission thereof. In this paragraph, "business day" means any day except Saturday, Sunday or a statutory holiday in the State of New York or the State of New Jersey.

Section 11. Assignability. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto.

Section 12. Waiver of Breach. Waiver by either party to this Agreement of a breach of any condition or covenant of this Agreement by the other party to this Agreement shall not be construed as a waiver of any subsequent breach.

Section 13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, beneficiaries, legal representatives, and permitted assigns of Mr. Newman and the successors and permitted assigns of the Corporation.

Section 14. Counterparts. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 15. Governing Law. This Agreement and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the internal laws of the State of New York.

Section 16. No Third Party Beneficiaries. No party other than Mr. Newman and the Corporation shall have any rights hereunder, may rely hereon or shall be construed in any way to be a third party beneficiary hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PATRA CAPITAL LTD.

By:
   ----------------------------------                    ----------------------
   Authorized Representative                             SCOTT NEWMAN

                                                               EXHIBIT 7.02(i)-2

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") made as of the __ day of August 1998, by and between PATRA CAPITAL LTD., a Delaware corporation having its registered office at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware (the "Corporation") and GLENN PEIPERT, an individual residing at 10 Faas Court, West Orange, New Jersey 07052 ("Mr. Peipert"),

                              W I T N E S S E T H:

         WHEREAS, the Corporation desires to engage Mr. Peipert as its Senior Vice President; and,

         WHEREAS, Mr. Peipert desires to serve in such capacity;

         NOW THEREFORE, the parties hereto agree as hereinafter set forth:

Section 1. Employment. The Corporation hereby employs and appoints Mr. Peipert, and Mr. Peipert hereby accepts such employment and appointment with the Corporation, as Senior Vice President of the Corporation, effective as of the Effective Date (as hereinafter defined).

Section 2. Term of this Agreement. The term of this Agreement shall begin as of August 1, 1998 (the "Effective Date") and shall terminate three (3) years from the Effective Date, unless earlier terminated as provided in Section 7 hereof (the "Term"). The Term will automatically be renewed for succeeding twelve (12) month periods, unless, not less that sixty (60) days prior to the end of the initial Term or any renewal Term, one of the parties gives the other party written notice that it elects not to renew this Agreement whereupon this Agreement will terminate at the end of the initial Term or renewal Term during which the notice is given.

Section 3. Duties. Mr. Peipert shall be the Senior Vice President of the Corporation and shall comply with such reasonable instructions as the Corporation's Board of Directors and/or the President of the Corporation's parent company may issue to him from time to time during the Term. Mr. Peipert shall diligently and conscientiously devote his full and exclusive time and attention and best efforts to the performance of his duties hereunder. Mr. Peipert shall have those powers and perform those duties generally associated with his position as well as those responsibilities as the President of the Corporation may reasonably request of him from time to time, which responsibilities shall be consistent with those of a senior executive officer. His duties shall include serving on the Management Committee of the Corporation's parent company.

Mr. Peipert shall be directly responsible to the Corporation's President. Mr. Peipert shall, from time to time, hold such other senior offices and/or directorships in the Corporation to which he may, with his permission, be elected or appointed by the shareholders or Board of Directors of the Corporation.

Section 4. Salary. The Corporation agrees to pay Mr. Peipert a salary (the "Salary") of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) per year during the Term of this Agreement. The Salary shall be compensation for all positions held by Mr. Peipert at the Corporation or at any affiliate of the Corporation. The Salary will be reviewed annually by the Board of Directors of the Corporation, taking into consideration the performance of Mr. Peipert and the compensation arrangements accorded to executives of similar skill and stature of the Corporation's parent company. The Salary shall be paid monthly, or at such other intervals as the parties may agree.

Section 5. Expenses. Mr. Peipert shall be entitled to reimbursement by the Corporation, upon submission to the Corporation in accordance with its operating procedures of appropriate vouchers or other receipts, for business expenses (including travel and entertainment and other out-of-pocket expenses) reasonably incurred by him in the performance of his duties hereunder.

Section 6. Benefits.

     6.01. General. Mr. Peipert shall be entitled to participate, and receive benefits from, any pension, profit sharing, insurance, medical, vacation, stock purchase, stock option, and other employee benefit plan of the Corporation which may be in effect at any time during the Term and which shall be generally available to senior executives of the Corporation or of the Corporation's parent company, or which may be granted to him by the Board of Directors of the Corporation. Such benefits shall include the benefits which Mr. Peipert was receiving as of July 31, 1998 from Conversion Services International, Inc.

     6.02. Medical Insurance. Mr. Peipert shall be entitled to participate in the medical insurance policy presently in effect for employees of the Corporation in accordance with its terms. The inability of Mr. Peipert and his immediate family to qualify for participation in the Corporation's present medical insurance policy shall not be deemed a breach of this Agreement.

Section 7. Termination for Cause. The Corporation may terminate Mr. Peipert's employment hereunder for "Cause" (as hereinafter defined) at any time by giving notice in writing to Mr. Peipert. Such notice shall be effective upon the giving thereof. Upon termination for Cause, payment of all compensation to Mr. Peipert shall cease. For purposes of this Agreement "Cause" shall mean (i) the continued failure by Mr. Peipert substantially to perform his duties under this Agreement (other than any such failure resulting from Mr. Peipert's incapacity due to physical or mental illness as provided in Section 8 of this Agreement) after a written demand for substantial performance is given to Mr. Peipert at the direction of the Board of Directors of the Corporation which specifically identifies the manner in which it is believed that Mr. Peipert has not substantially performed his duties hereunder, and giving Mr. Peipert fifteen (15) days in which to correct such failure to perform, (ii) the willful engaging by Mr. Peipert in misconduct materially or demonstrably injurious to the Corporation or any subsidiary or affiliate of the Corporation, or (iii) breach of fiduciary duty, fraud, misappropriation, embezzlement, arrest for a felony, habitual drunkenness, or use of any illegal substances by Mr. Peipert.

Section 8. Death or Disability.

     8.01. Death. Upon the death of Mr. Peipert during the Term, this Agreement shall terminate on such date of death and the Salary payable to Mr. Peipert shall cease to be paid thereafter.

     8.02. Disability. If during the Term Mr. Peipert fails because of illness or other physical or mental incapacity to perform the services required to be performed by him hereunder for the consecutive period of more than sixty (60) days, or for shorter periods aggregating more than ninety (90) days in any consecutive twelve-month period, then the Board of Directors of the Corporation, in its discretion, may at any time thereafter terminate this Agreement by giving not less than ten (10) days written notice thereof to Mr. Peipert during which period Mr. Peipert shall have the right to present to the Board of Directors evidence that he is able properly to perform his duties under this Agreement. In the event that the Board of Directors in its discretion, exercised in good faith, nevertheless continues to believe that Mr. Peipert is unable so to perform, this Agreement shall terminate upon the date set forth in such notice. No such notice may be given if prior to the date thereof, Mr. Peipert's illness or physical or mental incapacity shall have terminated and he shall be physically and mentally able to perform the services required hereunder and shall have taken up and be performing such duties.

     8.03. Rights Not Affected. The termination of this Agreement by reason of death or disability pursuant to this Section 8 shall not affect the right of Mr. Peipert or his estate, as the case may be, to receive any payments hereunder to which Mr. Peipert would be otherwise entitled.

Section 9. Non-Competition; Confidentiality; Non-Solicitation.

     9.01. Non-Competition. Mr. Peipert agrees that (i) during his employment by the Corporation, and for a period of twelve (12) months thereafter, neither he nor any firm or corporation in which he may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, lender of money or a guarantor, shall at any time during such period be engaged directly or indirectly in any "business competitive to that of the Corporation" (as hereinafter defined); provided, however, that the foregoing agreement of non-competition shall not be deemed breached by ownership by Mr. Peipert (as a result of open market purchase) of one percent (1%) or less of any class of capital stock of a corporation which is regularly traded on a national securities exchange or with the NASDAQ System. The term "business competitive to that of the Corporation" as used herein shall mean a business involved in the technology consulting business.

     9.02. Confidentiality. Mr. Peipert acknowledges and agrees that his duties under this Agreement will involve the use and creation of customer lists, prospect lists, know-how, future plans, and other trade secrets of the Corporation and of the Corporation's parent company and affiliates which are valuable, proprietary, confidential and not in the public domain (the "Proprietary Information"). Accordingly, Mr. Peipert agrees that during the period of his employment by the Corporation, and for three (3) years following the cessation of such employment, except as may be required by applicable law or legal process, Mr. Peipert shall not, without the prior written consent of the Board of Directors of the Corporation or a person authorized thereby, disclose, divulge, permit access to or communicate, directly or indirectly, any Proprietary Information to any person, other than an employee of the Corporation or one of its affiliates or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Mr. Peipert of his duties as an executive of the Corporation.

     9.03. Non-Solicitation. Mr. Peipert agrees that during his employment by the Corporation, and for a period of twelve (12) months thereafter, he will not, directly or indirectly, induce or attempt to induce any employee of the Corporation, or of any of its affiliates, to terminate his or her employment therewith.

     9.04. Severability. The parties intend that the covenants contained in Sub-Sections 9.01, 9.02 and 9.03 hereof shall be deemed to be a series of separate covenants, one for each county of each state where the party which is intended to be protected by such covenant does business. If in any judicial proceeding a court shall refuse to enforce all of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.

     9.05. Injunctive Relief. Mr. Peipert acknowledges and agrees that by reason of the irreparable harm that would be sustained by the Corporation or its affiliates in the event of a breach by Mr. Peipert of the covenants contained in this Section 9, for which there would be no adequate remedy at law, the Corporation and such affiliates shall be entitled to enforcement of the covenants contained in this Section 9 by injunction or decree of specific performance by a court of competent jurisdiction, in addition to any other rights or remedies that the Corporation may have under this Agreement or otherwise, without the necessity of providing a bond or other undertaking in connection therewith.

     9.06. Breach of Agreement. In the event that there is a final non-appealable judgment by a court of competent jurisdiction that the Corporation or Elligent Consulting Group, Inc. ("Elligent") is in default under either of the two Installment Promissory Notes (as defined in the Plan and Agreement of Merger dated as of August 1, 1998 among Mr. Peipert, Scott Newman, Conversion Services International, Inc., the Corporation and Patra Holdings
LLC), then thereafter the provisions of Sub-Sections 9.01, 9.02 and 9.03 hereof shall be of no further force and effect except that (i) Sub-Section 9.02 shall continue to apply with respect to the confidentiality of the Proprietary Information of the Corporation's parent company and affiliates and (ii) Sub-Section 9.03 shall continue to apply with respect to the non-solicitation of the employees of the Corporation's parent company and affiliates, and Mr. Peipert shall enter into an agreement with Elligent, reasonably satisfactory to counsel for Elligent, incorporating such provisions.

Section 10. Notices. Any notice, demand, request or other communication which by any provision of this Agreement is required or permitted to be given to or served on any party hereto shall be given in writing (setting forth in reasonable detail the purpose of such notice, demand, request or communication and identifying the provision of this Agreement pursuant to which such notice, demand, request or communication is given), and shall be deemed to be effective for all purposes when (i) delivered personally, (ii) sent by facsimile transmission, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below for such party:

         (a)   If to Corporation:     Patra Capital Ltd.
                                      c/o Patra Holdings LLC
                                      152 West 57th Street
                                      40th Floor
                                      New York, New York 10019
                                      Telefax No.: (212) 765-2924
                                      Attn.:  Mr. Andreas Typaldos

                               with copy to:  Stairs Dillenbeck Finley & Merle
                                              330 Madison Avenue, Suite 2900
                                              New York, NY  10017-5090
                                              Telefax No.:  (212) 687-3523
                                              Attn.:  Stanley T. Stairs, Esq.

         (b)   If to Peipert:         Glenn Peipert
                                      10 Faas Court
                                      West Orange, New Jersey  07052
                                      Telefax No.: (973) 669-8802

                               with copy to:  Ellenoff Grossman & Schole LLP
                                              370 Lexington Avenue
                                              19th Floor
                                              New York, NY  10017
                                              Telefax No.:  (212) 370-7889
                                              Attn.:   Douglas S. Ellenoff, Esq.

or to such other addresses as may be from time to time furnished in writing by any party hereto in accordance with this Section 10. Any such notice shall be deemed to be delivered, given, and received (x) as of the date so delivered, if delivered personally, (y) as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid, or (z) if transmitted by facsimile at the opening of business in the office of the addressee on the business day next following the transmission thereof. In this paragraph, "business day" means any day except Saturday, Sunday or a statutory holiday in the State of New York or the State of New Jersey.

Section 11. Assignability. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto.

Section 12. Waiver of Breach. Waiver by either party to this Agreement of a breach of any condition or covenant of this Agreement by the other party to this Agreement shall not be construed as a waiver of any subsequent breach.

Section 13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, beneficiaries, legal representatives, and permitted assigns of Mr. Peipert and the successors and permitted assigns of the Corporation.

Section 14. Counterparts. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 15. Governing Law. This Agreement and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the internal laws of the State of New York.

Section 16. No Third Party Beneficiaries. No party other than Mr. Peipert and the Corporation shall have any rights hereunder, may rely hereon or shall be construed in any way to be a third party beneficiary hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PATRA CAPITAL LTD.

By:
   ---------------------------------                 --------------------------
   Authorized Representative                              GLENN PEIPERT

                                Schedule 7.02(j)

                                Officers Retained

Scott Newman - President and Director
Glenn Peipert - Senior Vice President

                                SCHEDULE 7.03(i)

                      FORM OF OPINION OF ELLIGENT'S COUNSEL

                                    [OMITTED]

                                                                 EXHIBIT 7.03(j)

                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT ("Agreement") made as of _____________, 1998 by and among ELLIGENT CONSULTING GROUP, INC., a Nevada corporation having an office at __________________________________ (the "Pledgor"), SCOTT NEWMAN, an individual residing at 51 Westmount Drive, Livingston, New Jersey 07039 ("Newman"), and GLENN PEIPERT, an individual residing at 10 Faas Court, West Orange, New Jersey 07052 ( "Peipert"; Newman and Peipert are hereinafter jointly referred as the "Pledgees" and individually as a "Pledgee"),

                                   WITNESSETH:

     WHEREAS, Patra Capital Ltd. ("Patra"), Patra Holdings LLC ("Patra Holdings"), Conversion Services International, Inc. ("CSI"), and Pledgees have entered into a Plan and Agreement of Merger dated as of August 1, 1998 (the "Merger Agreement") pursuant to which each Pledgee is entitled to receive a Secured Installment Promissory Note of Pledgor and Patra;

     WHEREAS, pursuant to the Merger Agreement Pledgor shall pledge certain stock with the Pledgees as security for the repayment of the Newman Indebtedness (as hereinafter defined) and the Peipert Indebtedness (as hereinafter defined), and in connection therewith to enter into this Agreement;

     NOW THEREFORE, for valuable consideration, including but not limited to, the extension, renewal or advance of funds to Pledgor by Pledgees, receipt of which is hereby acknowledged, the parties hereto agree as hereinafter set forth:

Section 1. Definitions.

     (a) "Pledged Stock" shall mean the shares described in Schedule 1 hereto, together with all certificates, options, rights, or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of all of the foregoing, now or hereafter owned or acquired by the Pledgor.

     (b) "Newman Indebtedness" shall mean all principal, interest and other amounts owed by Pledgor and Patra to Newman pursuant to that certain Secured Installment Promissory Note dated September 19, 1998, a copy of which is attached hereto as Exhibit "A" (the "Newman Note"), as well as all amounts owed by Pledgor to Newman pursuant to this Agreement.

     (c) "Peipert Indebtedness" shall mean all principal, interest and other amounts owed by Pledgor and Patra to Peipert pursuant to that certain Secured Installment Promissory Note dated September 19, 1998, a copy of which is attached hereto as Exhibit "B" (the "Peipert Note"), as well as all amounts owed by Pledgor to Peipert pursuant to this Agreement.

     (d) "Indebtedness" shall mean the Newman Indebtedness and the Peipert Indebtedness.

Section 2. Pledge.

     (a) As security for the prompt satisfaction of the Indebtedness, the Pledgor hereby pledges to the Pledgees the Pledged Stock and grants the Pledgees a first priority lien thereon and security interest therein.

     (b) Upon the occurrence of an Event of Default (as hereinafter defined) the Pledgees may, without demand of performance or other demand, advertisement, or notice of any kind to or upon the Pledgor or any other person (all of which are hereby expressly waived by the Pledgor) forthwith realize upon the Pledged Stock or any part thereof, and may forthwith (i) retain the Pledged Stock for their own account or (ii) sell or otherwise dispose of and deliver the Pledged Stock or any part thereof or interest therein, or agree to do so, in one or more parcels at public or private sale or sales, at such prices and on such terms as they may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to the Pledgees or any purchaser to purchase upon any such sale the whole or any part of the Pledged Stock free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released.

     (c) As a condition to the Pledgees' taking any action pursuant to clause
(b) of this Section 2 or Section 8 hereof, the parties to the Merger Agreement shall have first fully complied with Sub-Section 8.05 of the Merger Agreement.

Section 3. Representations of Pledgor.

The Pledgor represents and warrants that:

     (a) It has, and has fully exercised, all requisite corporate power and authority to enter into this Agreement, to pledge the Pledged Stock for the purposes described in Section 2 (a), and to carry out the transactions contemplated by this Agreement;

     (b) It is the legal and beneficial owner of all of the Pledged Stock which evidences all of the issued and outstanding capital stock of Patra;

     (c) All of the shares of the Pledged Stock are owned by the Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance, or security interest in such shares or the proceeds thereof except such as are granted hereunder;

     (d) The execution and delivery of this Agreement, and the performance of its terms, will not violate or constitute a default under any agreement, indenture, or other instrument, license, judgment, decree, order, law, statute, ordinance, or other governmental rule or regulation applicable to the Pledgor or any of its property; and

     (e) Upon delivery of the Pledged Stock to the Pledgees or their agent, this Agreement shall create a valid first priority lien upon, and perfected security interest in, the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge, encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Stock.

Section 4. Covenants of Pledgor.

     (a) The Pledgor hereby covenants that, until all of the Indebtedness has been paid in full, it will not:

          (i) sell, convey, or otherwise dispose of any of the Pledged Stock or any interest therein or create, incur, or permit to exist any pledge, mortgage, hypothecation, lien, charge, encumbrance, or security interest in, or with respect to, any of the Pledged Stock or the proceeds thereof except such as are granted hereby; or

          (ii) consent to, or approve of, the issuance of any additional shares of any class of capital stock by Patra; or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares; or

          (iii) create, incur, assume or suffer to exist any liens or encumbrances on any of the assets of Patra, or permit Patra to do so, except for (A) liens with respect to any financing of Patra or Pledgor obtained from a bank, insurance company or institutional investor the proceeds of which are intended to facilitate the execution of Pledgor's business plan, and (B) other liens and encumbrances (other than such liens and encumbrances as exist as of the date of this Agreement) which individually or in the aggregate would not materially impair Patra's ability to conduct its business substantially as currently conducted; or

          (iv) sell, lease, transfer or otherwise dispose of any of the properties, assets (whether tangible or intangible) or rights of Patra, or permit Patra to do so, except in the ordinary course of business without the express written consent of Pledgees; or

          (v) recapitalize, reorganize, consolidate, acquire the assets of another business or merge Patra with any other entity without the express written consent of Pledgees which consent will not be unreasonably withheld; or

          (vi) guarantee, endorse or otherwise in any way become directly or contingently liable for or in connection with the obligations of any person or entity other than Patra without the express written consent of Pledgees; or

          (vii) consent to, or approve of, any amendment to the Certificate of Incorporation or By-Laws of Patra if such amendment would result in a breach or violation of any of Pledgor's agreements or covenants under this Agreement.

     (b) The Pledgor warrants and will, at its own expense, defend the Pledgees' right, title, special property, and security interest in and to the Pledged Stock against the claims of any person.

Section 5. Delivery of Notices.

The Pledgor shall promptly deliver to the Pledgees all written notices and will promptly give the Pledgees written notice of any other notices received by Pledgor with respect to the Pledged Stock.

Section 6. Further Action.

The Pledgor shall at any time, and from time to time, upon the written request of Pledgees, execute and deliver such further documents and do such further acts and things as the Pledgees may reasonably request to effect the purposes of this Agreement, including, without limitation, delivering to the Pledgees upon the occurrence of an Event of Default irrevocable proxies with respect to the Pledged Stock in form satisfactory to the Pledgees. Until receipt thereof, this Agreement shall constitute the Pledgor's proxy to the Pledgees or their nominee to vote all shares of the Pledged Stock then registered in the Pledgor's name at any and all such times as Pledgees have the right to vote such shares pursuant to this Agreement subsequent to the occurrence of an Event of Default. Such power of attorney granted hereby is coupled with an interest and is irrevocable.

Section 7. Termination of Pledge.

Upon the satisfaction in full of all of the Indebtedness and the satisfaction of all additional costs and expenses of the Pledgees as provided herein, this Agreement shall terminate, and the Pledgees shall deliver to the Pledgor, at the Pledgor's expense, such of the Pledged Stock as shall not have been sold or otherwise disposed of pursuant to this Agreement.

Section 8. Default.

Upon the occurrence of any of the following events ("Events of Default"):

     (a) Pledgor shall fail to pay (i) all or any part of the principal of the Newman Indebtedness or the Peipert Indebtedness when due in accordance with the terms thereof, or (ii) any interest on the Newman Indebtedness or the Peipert Indebtedness, and in both instances such default shall continue unremedied for a period of ten (10) Business Days; provided, however, that Pledgor shall have the right to withhold any payment of principal or interest in accordance with Sub-Section 8.03 of the Merger Agreement; or

     (b) Pledgor shall default in the observance or performance of any other provision contained in this Agreement or in the Newman Note or the Peipert Note, and such default shall continue unremedied for a period of thirty (30) Business Days after Pledgor has received a written notice of such default from the appropriate Pledgee; or

     (c) If the Pledgor files or consents to the filing of any petition in bankruptcy or for other relief under any bankruptcy law or law for the relief of debtors, or is adjudicated insolvent, which adjudication is not shown or dismissed within thirty (30) Business Days after the date thereof, or makes an assignment to its creditors, or a receiver or a similar person is appointed with respect to the Pledgor's assets, which appointment is not stayed within thirty
(30) Business Days after the date thereof;

          then, and in any such event, either Pledgee by written notice to Pledgor may declare the full amount of the Newman Indebtedness or the Peipert Indebtedness then outstanding, with accrued interest thereon and all other amounts owing under this Agreement, to be immediately due and payable; provided, however, that if Patra or Pledgor is in default with respect to the Newman Indebtedness and the Peipert Indebtedness, then such Pledgee shall not be entitled to make such declaration unless and until the other Pledgee has declared the Newman Indebtedness or the Peipert Indebtedness, as the case may be, to be due and payable.

Section 9. Governing Law.

This Agreement and all transactions pursuant thereto shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 10. Notices.

Any notice, demand, request or other communication which by any provision of this Agreement is required or permitted to be given to or served on any party hereto shall be given in writing (setting forth in reasonable detail the purpose of such notice, demand, request or communication and identifying the provision of this Agreement pursuant to which such notice, demand, request or communication is given), and shall be deemed to be effective for all purposes when (i) delivered personally, (ii) sent by facsimile transmission, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below for such party:

         (a)  If to Pledgor:          Elligent Consulting Group, Inc.
                                      152 West 57th Street, 40th Floor
                                      New York, NY 10019
                                      Telefax:  (212) 765-2924
                                      Attn.:  Mr. Andreas Typaldos

                        with copy to: Stairs Dillenbeck Finley & Merle
                                         330 Madison Avenue, Suite 2900
                                         New York, NY 10017-5090
                                         Telefax No.: (212) 687-3523
                                         Attn.: Stanley T. Stairs, Esq.

         (b)  If to Newman:           Mr. Scott Newman
                                      51 Westmount Drive
                                      Livingston, New Jersey 07039
                                      Telefax No.:

                        with copy to:    Ellenoff Grossman & Schole LLP
                                         370 Lexington Avenue
                                         19th Floor
                                         New York, NY  10017
                                         Telefax No.:  (212) 370-7889
                                         Attn.:   Douglas S. Ellenoff, Esq.

         (c)  If to Peipert:          Mr. Glenn Peipert
                                      10 Faas Court
                                      West Orange, New Jersey   07052

                                      Telefax No.: (973) 669-8802

                        with copy to:    Ellenoff Grossman & Schole LLP
                                         370 Lexington Avenue
                                         19th Floor
                                         New York, NY  10017
                                         Telefax No.:  (212) 370-7889
                                         Attn.:   Douglas S. Ellenoff, Esq.

or to such other addresses as may be from time to time furnished in writing by any party hereto in accordance with this Section 10. Any such notice shall be deemed to be delivered, given, and received (x) as of the date so delivered, if delivered personally, (y) as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid, or (z) if transmitted by facsimile at the opening of business in the office of the addressee on the Business Day next following the transmission thereof. In this Agreement, "Business Day" means any day except Saturday, Sunday or a statutory holiday in the State of New York or the State of New Jersey.

Section 11. Miscellaneous.

     (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, the Pledgees shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Stock upon surrendering it or tendering surrender of it to the Pledgor.

     (b) The rights and remedies provided herein and in all other agreements, instruments, and documents relating to the Indebtedness are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

     (c) This Agreement, all Exhibits and Schedules attached hereto, and all agreements and instruments to be delivered by the parties hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matter hereof, whether oral or written, and except as aforesaid, are intended as a complete and exclusive statement of the terms of the agreement among the parties.

     (d) Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, transferees, heirs and permitted assigns.

     (e) Neither this Agreement nor any part hereof may be amended, waived, changed or in any way modified except in a writing executed by the parties hereto with the same formality as this Agreement.

     (f) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     (g) Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof, and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Where the context and circumstances so require, the use of the singular form of a word shall be deemed to include the plural form thereof (and vice versa) and the masculine gender shall be deemed to include the feminine and neuter genders thereof (and vice versa).

     (i) Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above written.

ELLIGENT CONSULTING GROUP, INC.

By:
   ----------------------------------                 -------------------------
   Name:                                                  SCOTT NEWMAN
   Title:

                                                      -------------------------
                                                          GLENN PEIPERT

                                   SCHEDULE 1


    Issuer                  Certificate No.                   No. of Shares
    ------                  ---------------                   -------------
    Patra Capital Ltd.      One (1)                           1,000 shares














                                                                   Pledgor:____

                                                                   Pledgee:____

STATE OF NEW YORK          )
                           )     SS
COUNTY OF NEW YORK         )

     On this ___day of August, 1998 before me, a Notary Public, in and for the above county, personally appeared ______________ and acknowledged that he is the authorized representative of Elligent Consulting Group, Inc. the corporation described in and which executed the above instrument; that he signed his name thereto in his capacity as President by order of the Board of Directors of said corporation; and that the corporation is organized, existing and in good standing under the laws of the jurisdiction of its incorporation.

                                              ---------------------------------
                                                         NOTARY PUBLIC

STATE OF NEW YORK          )
                           )     SS
COUNTY OF NEW YORK         )

     On this ___day of August, 1998 before me, a Notary Public, in and for the above county, personally appeared Scott Newman and acknowledged that he is the individual who executed the above and foregoing Pledge Agreement and that such execution was his voluntary act and deed.

                                              ---------------------------------
                                                         NOTARY PUBLIC

STATE OF NEW YORK          )
                           )     SS
COUNTY OF NEW YORK         )

         On this ___day of August, 1998 before me, a Notary Public, in and for the above county, personally appeared Glenn Peipert and acknowledged that he is the individual who executed the above and foregoing Pledge Agreement and that such execution was his voluntary act and deed.

                                              --------------------------------
                                                         NOTARY PUBLIC

                                 Schedule 10.01

                                    Expenses



                                    [OMITTED]